Exhibit 10.2

                          FINLAY RETIREMENT INCOME PLAN


                             As amended and restated
                                  February 2002



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                          FINLAY RETIREMENT INCOME PLAN

                                    Preamble


     Effective January 1, 1987, S & L Acquisition Company, L.P. ("S&L") adopted the Seligman & Latz Retirement Income Plan ("Original Plan"), a profit-sharing plan providing for contributions pursuant to section 401(k) of the Internal Revenue Code ("Code").

     Effective as of December 6, 1988, S&L was restructured into and succeeded by four separate corporations, Adrien Arpel, Inc., Finlay Enterprises, Inc. and its wholly owned subsidiary Finlay Fine Jewelry Corporation, and Tru-Run Corporation. In connection with that restructuring, the Original Plan was, effective on such date, assumed and continued by Finlay Enterprises, Inc., Finlay Fine Jewelry Corporation and Tru-Run Corporation, all of which were under common control within the meaning of section 414 (b) of the Code. In connection with that change and effective as of the same date, the Original Plan was renamed the Finlay and Tru-Run Retirement Income Plan ("Finlay and Tru-Run Plan") and amended to reflect the consequences of the restructuring.

     The Finlay and Tru-Run Plan was amended and restated, effective as of January 1, 1989 except as otherwise provided, to make changes deemed necessary or advisable to comply with changes in applicable law, effective as of such dates as are required by law, to make other changes deemed desirable, and to merge the Finlay Enterprises Retirement Income Plan ("Field Plan"), a profit-sharing plan qualified under section 401(a) of the Code and maintained by Finlay Enterprises, Inc. for certain field employees of Finlay Enterprises, Inc. and Finlay Fine Jewelry Corporation, into the Finlay and Tru-Run Plan effective as of the close of business on December 31, 1988, with the terms of the Finlay and Tru-Run Plan as so amended and restated superseding in all respects, effective as of January 1, 1989, the provisions of the


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Field Plan. Effective as of January 1, 1990, the Finlay and Tru-Run Plan was
renamed the Finlay Retirement Income Plan. On April 27, 1999, the Plan was further amended and restated to include amendments adopted since the prior restatement and additional changes necessary to comply with the provisions of the Small Business Job Protection Act of 1996 (SBJPA), the Uruguay Round Agreements Act (also referred to as GATT), the Taxpayer Relief Act of 1997 and the IRS Restructuring and Reform Act of 1998, as well as other amendments determined by the Company to be appropriate to further the purposes of the Plan, effective as the dates required by such provisions of law or as expressly set forth, and otherwise as of the date thereof, provided that clarifications of existing provisions are effective as of the same dates as the provisions which they clarify. The Plan is now further restated and amended to make further changes to reflect provisions of SBJPA that became effective in 1999, to authorize quarterly enrollment dates after initial eligibility, effective July 1, 1999, and. to include additional amendments. The Plan, as so restated and amended, reads as follows:

                                   ARTICLE I
                                   Definitions

     When used in this Plan, the following terms shall have the designated meanings, unless a different meaning is clearly required by the context:

     1.1 Accounts. A Participant's Profit-Sharing and Matching Contributions Account, Elective Contributions Account, and Closed Savings Account.

     1.2 Affiliate. Any of the following:

          1.2.1 Controlled Group Affiliate. Any trade or business (other than an Employer), whether or not incorporated, which at the time of reference controls, is controlled by, or is under common control with an Employer within the meaning of section 414(b) or 414(c) of


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     the Code and, for purposes of Article XIV, section 415(h) of the Code (a
     "Controlled Group Affiliate").

          1.2.2 Affiliated Service Groups, etc. Any (a) member of an affiliated service group, within the meaning of section 414(m) of the Code, that includes an Employer, or (b) organization aggregated with an Employer pursuant to section 414(o) of the Code, to the extent required by such sections.

     1.3 Appropriate Form. The form or other method of communication prescribed by the Committee for a particular purpose specified in the Plan, when filed or otherwise effectuated at the time and in the manner prescribed by the Committee.

     1.4 Beneficiary. The person or persons entitled to benefits under the Plan following a Participant's death, pursuant to Article IX.

     1.5 Board of Directors. The Board of Directors of the Company, or any duly authorized committee thereof.

     1.6 Break in Service. A Severance Period of not less than twelve (12) consecutive months; provided, however, that in the case of an individual who is absent from work for maternity or paternity reasons, no portion of the first 12 consecutive months of such absence following his Severance Date shall be considered for purposes of determining whether there has been a Break in Service or the length of such Break in Service (this provision shall not, however, be construed to grant an employee any right to a leave of absence for any reason). For purposes of this Section 1.6, an absence from work for maternity or paternity reasons means a cessation of active employment (and continuing absence from such employment) on or after January 1, 1985 (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection


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with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     1.7 Closed Savings Account. A separate account maintained for each Participant who was a participant in the Finlay Enterprises Retirement Income Plan on December 31, 1988, which reflects his share of the Trust Fund attributable to amounts credited to such account pursuant to Section 4.11.

     1.8 Code. The Internal Revenue Code of 1986 as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

     1.9 Committee. The Administrative Committee provided for in Article XI.

     1.10 Company. For periods prior to December 6, 1988, S & L Acquisition Company, L.P. For the period from December 6, 1988 through December 31, 1989, Finlay Enterprises, Inc. and Tru-Run Corporation, which entities shall be referred to herein, separately or collectively as the context may require, as "Company." On and after January 1, 1990, Finlay Enterprises, Inc., or any successor thereof by merger, consolidation or otherwise.

     1.11 Compensation. Total compensation as that term is defined in Treasury Regulation section 1.415-2(d)(11)(i), paid by an Employer to an individual after he has become a Participant for service as an Eligible Employee, but determined before giving effect to any Contribution Agreement under this Plan, or to any similar reduction agreement pursuant to any cafeteria plan (within the meaning of section 125 of the Code) or, effective February 1, 2000, to pay for a qualified transportation fringe (within the meaning of section 132(f) of the Code), excluding the following:


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          (a) reimbursements or other expense allowances;

          (b) fringe benefits (cash and noncash);

          (c) moving expenses paid by an Employer;

          (d) employer contributions to a plan of deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed, employer contributions under a simplified employee pension plan and any distributions from a plan of deferred compensation; and

          (e) welfare benefits.

Compensation taken into account for any Participant in determining the aggregate amount of contributions made for his benefit for any of the Plan Years 1989 through 1993, shall not exceed two hundred thousand dollars ($200,000) (as adjusted from time to time in accordance with section 401(a)(17) of the Code), and shall not exceed one hundred fifty thousand dollars ($150,000), as so adjusted, for any Plan Year beginning on or after January 1, 1994.

     1.12 Contribution Agreement. An agreement by an Eligible Employee (set forth on the Appropriate Form) to reduce his Compensation otherwise payable in cash in order to share in Elective Contributions under the Plan, as provided in
Section 3.2.

     1.13 Date of Hire. The date on which an employee first completes an Hour of Service.

     1.14 Disability. Permanent and total disability by reason of a medically determinable physical or mental impairment which can be expected to result in death or to be of continued duration for the Participant's lifetime, rendering the Participant unable to engage in any gainful occupation, as determined by the Committee on the basis of medical evidence


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satisfactory to it, including but not limited to an independent examination by a competent physician (giving uniform treatment to Participants similarly situated).

     1.15 Early Retirement Date. The Participant's 55th birthday.

     1.16 Elective Contributions. Contributions by an Employer for a Participant under Section 3.2, based on the amount by which the Participant elected to reduce his Compensation otherwise payable in cash.

     1.17 Elective Contributions Account. A separate account maintained for each Participant which reflects his share of the Trust Fund attributable to Elective Contributions (including, if applicable pursuant to Section 3.6.5, Qualified Nonelective Contributions), as adjusted from time to time pursuant to Article IV.

     1.18 Eligible Employee/Eligible Participant.

          1.18.1 Eligible Employee. Any of the following employees of an
     Employer:


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          (a) "Employees compensated on the payroll identified by any Employer as its "home office payroll"; for periods after December 31, 1988, employees compensated on the payroll identified by any Employer as its "field payroll"; for the period prior to December 6, 1988, employees in the field operations of the Finlay division of S & L Acquisition Company, L.P.; for the period prior to April 5, 1990, account executives of the Employer's Adrien Arpel division; for the period prior to July 1, 1988, beauty salon supervisors and account executives performing services at the Employer's Saks Fifth Avenue beauty salons and for the period prior to August 27, 1988, beauty salon supervisors and account executives performing services at any of the other beauty salons operated by the Employer; and for the period prior to November 22, 1989, supervisors of the Employer's Tru-Run division;;

          (b) Any officer of an Employer who performs services for such Employer on a substantially full-time basis; and

          (c) Any other employee of an Employer who participated in the Seligman & Latz Pension Plan on December 31, 1986.

Notwithstanding the foregoing, the following shall not be considered Eligible
Employees: (i) an employee whose compensation or conditions of employment are determined by or subject to collective bargaining with a union, unless the applicable collective bargaining agreement expressly provides that he shall be eligible to participate in this Plan, (ii) a non-resident alien, or (iii) an individual who performs services for an Employer under an agreement or arrangement (which may be written, oral, and/or evidenced by the Employer's payroll practice) with such individual or with another organization that provides the services of such individual to the Employer, pursuant to which such individual is treated as an independent contractor or as an employee of an entity other than the Employer, irrespective of whether he is treated as an


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employee of an Employer under common-law employment principles or pursuant to the provisions of section 414(m), 414(n) (relating to Leased Employees) or 414(o) of the Code.

          1.18.2 Eligible Participant. A Participant who is an Eligible
     Employee.

     1.19 Employer. The Company and any other corporation, partnership or other entity which has adopted the Plan with the approval of the Board of Directors or the Committee and which shall not have discontinued its participation pursuant to Section 12.6.

     1.20 Entry Date. January 1, 1987, and each January 1 or July 1 thereafter. Effective January 1, 1992, the Committee (acting on the behalf of the management of the Employer and not as a fiduciary for the Plan) may establish a special Entry Date for employees who receive credit for prior service in determining eligibility to participate pursuant to Section 6.4.

     1.21 ERISA. The Employee Retirement Income Security Act of 1974 as amended from time to time. Reference to a specific provision of ERISA shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

     1.22 Highly Compensated Employee. A "highly compensated employee" as defined in section 414(q) of the Code and applicable regulations. Effective January 1, 1997, "Highly Compensated Employee" means an employee who received compensation (as determined under section 414(q) of the Code) during the prior Plan Year in excess of $80,000 (as adjusted pursuant to section 414(q) of the Code) or who was a five percent (5%) owner (as described in Section 15.1.2(c)) at any time during the current or prior Plan Year.

     1.23 Hour of Service. An hour for which an employee is paid or entitled to payment for the performance of duties for an Employer or Affiliate.


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     1.24 Investment Fund. A portion of the Trust Fund which is separately invested pursuant to Section 4.2.

     1.25 Leased Employee. An individual treated as an employee of an Employer or Affiliate pursuant to Article XVI, as defined in Section 16.1.

     1.26 Matching Contributions. Contributions by an Employer for a Participant under Section 3.3, based on the Elective Contributions made for the Participant.

     1.27 Normal Retirement Date. The Participant's 65th birthday.

     1.28 Participant. Any employee who has become a Participant in this Plan in accordance with Article II, and any other employee or former employee who has an undistributed Account under the Plan, or whose Beneficiary has such an Account.

     1.29 Plan. Prior to January 1, 1990, the Finlay and Tru-Run Retirement Income Plan (formerly the Seligman & Latz Retirement Income Plan), as from time to time in effect. On and after January 1, 1990, the Finlay Retirement Income Plan, as from time to time in effect.

     1.30 Plan Year. Each twelve (12)-month period commencing on January 1 and ending on December 31.

     1.31 Profit-Sharing Contributions. Contributions by an Employer under
Section 3.1.

     1.32 Profit-Sharing and Matching Contributions Account. A separate account maintained for each Participant, which reflects his share of the Trust Fund attributable to Profit-Sharing and Matching Contributions, as adjusted from time to time pursuant to Article IV.

     1.33 Qualified Nonelective Contributions. Discretionary contributions by an Employer for a Participant under Section 3.6.5.


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     1.34 Reemployment Date. The date on which an employee first completes an
Hour of Service after a Severance Date.

     1.35 Service. Employment (and certain absences from employment) taken into account for purposes of vesting as described in Article VI.

     1.36 Severance Date. The earliest of:

          (a) The date on which an employee quits, retires, is discharged or dies; or

          (b) The first anniversary of the first date of a period in which an employee remains absent from service with an Employer or Affiliate (with or without pay) for any reason (such as vacation, holiday, sickness, disability or layoff) other than a quit, retirement, discharge, death, or leave of absence approved in writing by both his Employer and the Committee.

     1.37 Severance Period. Each period from an employee's Severance Date to his next Reemployment Date, subject to Section 1.6.

     1.38 Termination of Employment. References in this Plan to a termination of employment, or to a Participant or employee who terminates employment or the like, shall mean an employee's incurring a Severance Date. If an employee ceases to be employed by an Employer or Affiliate because of a sale or other disposition of all or part of the assets or business operations of such Employer or Affiliate but continues in the employ of a purchaser or other acquirer of such assets or operations or an affiliate thereof (or any of their successors) to whose plan the assets and liabilities attributable to such employee are (or are to be) transferred in a transaction described in Section 12.7, such employee shall not thereby be deemed to retire or terminate employment for purposes of this Plan, but upon such transfer of assets and liabilities


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shall cease to be a Participant. If an employee ceases to be employed by an
Employer or Affiliate because of the withdrawal of such entity from membership in the Company's controlled group within the meaning of section 414(b) or (c) of the Code (such as by reason of the sale or other disposition of the stock of such Employer or Affiliate), such employee shall be considered to have retired or terminated employment for purposes of this Plan unless such entity or an affiliate thereof (or any of their successors) establishes or maintains a plan to which the assets and liabilities attributable to such employee are (or are to be) transferred in a transaction described in Section 12.7, in which case such employee shall not thereby be deemed to retire or terminate employment for purposes of this Plan, but upon such transfer of assets and liabilities shall cease to be a Participant. The right to distribution upon termination of employment shall be subject to Section 8.12.

     1.39 Total Compensation. Effective January 1, 1987, the total compensation paid to an employee determined before giving effect to any Contribution Agreement under this Plan (or any other cash or deferred arrangement described in section 401(k) of the Code) or to any similar reduction agreement pursuant to any cafeteria plan (within the meaning of section 125 of the Code), and also determined without regard to section 911 of the Code, of a type reportable by an Employer or Affiliate on a Form W-2 with respect to the individual for a Plan Year, excluding the following:

          (a) employer contributions to a plan of deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed, employer contributions under a simplified employee pension plan and any distributions from a plan of deferred compensation;


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          (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option; and

          (d) other amounts which received special tax benefits.

For purposes of Sections 3.4.2 and 3.5.2 Total Compensation shall be limited to such compensation paid by an Employer or Affiliate to an individual after he has become a Participant for service as an Eligible Employee. Total Compensation taken into account for any Participant for any of the Plan Years 1989 through 1993, shall not exceed two hundred thousand dollars ($200,000) (as adjusted from time to time in accordance with section 401(a)(17) of the Code), and shall not exceed one hundred fifty thousand dollars ($150,000), as so adjusted, for any Plan Year beginning on or after January 1, 1994.

     1.40 Trust Agreement. The trust agreement referred to in Article X.

     1.41 Trust Fund. All the assets held under the Plan by the Trustee as provided for in Article X.

     1.42 Trustee. The corporation, individual, individuals, or combination thereof which may at any time be acting as trustee under the Trust Agreement entered into in connection with the Plan.

     1.43 Valuation Date. Each day on which the national stock exchanges are open for trading.


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                                   ARTICLE II

                                  Participation

     2.1 In General. An Eligible Employee shall become a Participant on the first Entry Date coincident with or next following the later of his reaching age 21 or his completing a 12-consecutive-month period (a " Computation Period") in which he is credited with 1,000 Eligibility Hours, provided he is then an Eligible Employee. The first Computation Period shall start on his Date of Hire, and if he does not complete 1,000 Eligibility Hours within that period, subsequent Computation Periods shall be calendar years, beginning with the first calendar year after such Date of Hire. If he has a Severance Date and does not complete the foregoing service requirement in a Computation Period ending before such date (or in which such date occurs) and he is then rehired, his Reemployment Date shall be treated as his Date of Hire in applying the foregoing rules. The requirement that a 12-consecutive-month period elapse pursuant to this Section 2.1 shall not apply with respect to Entry Dates prior to July 1, 1987. Each individual who was a participant in the Finlay Enterprises Retirement Income Plan on December 31, 1988 shall become a Participant in this Plan on January 1, 1989.

          2.1.1 Eligibility Hour. For purposes of this Section 2.1, and Section 3.1.3, an Eligibility Hour is each of the following, determined without duplication:

          (a) each hour for which an employee is paid or is entitled to payment by an Employer or Affiliate for the performance of duties;

          (b) each hour for which an employee is paid or is entitled to payment by an Employer or Affiliate on account of a period of time during which no duties are performed (taking into consideration no more than 501 such hours on account of any single continuous period in which no duties are performed); and


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          (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or Affiliate;

in all cases disregarding (i) hours which are excluded under Section 6.3 and
(ii) payments made or due solely for purposes of complying with workers' compensation, unemployment compensation or disability insurance laws and payments which solely reimburse an employee for medical expenses and severance pay. Hours to be credited for reasons other than the performance of duties shall be determined and credited in accordance with the provisions of Department of Labor Regulation ss. 2530.200b-2(b) and (c).

          2.1.2 Monthly Equivalency. An employee compensated through the payroll identified by the Employers as the "home office payroll," who customarily works for an Employer for twenty-one (21) or more hours per week throughout each year (except for holidays and vacations), other than an individual employed at an Employer's distribution center (which currently is located in Orange, Connecticut), shall be credited with exactly one hundred ninety
     (190) Eligibility Hours for each month with respect to which he completes at least one Eligibility Hour (regardless of whether the number of Eligibility Hours actually completed in such month exceeds one hundred ninety (190)).

     2.2 Transfer to Eligible Employment. If an employee transfers to employment as an Eligible Employee from employment with an Affiliate or from employment with an Employer other than as an Eligible Employee, he shall become a Participant on the later of (a) the date of such transfer, or (b) the first Entry Date on which he could have become a Participant pursuant to Section 2.1 if his prior employment by the Employer or Affiliate had been in a position eligible for participation in the Plan.


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     2.3 Reemployment. If a Participant or other employee who has terminated employment shall be rehired as an Eligible Employee, he shall be treated as a new Employee for all purposes of the Plan if his prior Service and Eligibility Hours are disregarded under the rule of parity set forth in Section 6.3. In any other case, he shall commence or resume participation under the Plan on the later of (a) the date of such rehire, or (b) the first Entry Date on which he could have become a Participant pursuant to Section 2.1 if his prior employment by an Employer or Affiliate had been in a position eligible for participation in the Plan.

     2.4 Contribution Agreement Required for Elective Contributions. An Eligible Employee shall be eligible to share in Elective Contributions under Section 3.2, effective for payroll periods ending after the first Entry Date on which he is a Participant, provided that he (i) completes and returns the Contribution Agreement described in Section 3.2.1 so that it is received by the Committee within such period as the Committee shall prescribe, or (ii) is deemed to have elected to participate pursuant to Section 3.2.3. If a rehired Eligible Employee, or Eligible Employee transferred from ineligible employment, commences or resumes participation pursuant to Section 2.2 or Section 2.3, he shall become eligible to share in contributions under Section 3.2 upon execution and filing of an appropriate Contribution Agreement within such time as the Committee may prescribe, effective as of such date as the Committee shall determine to be reasonably practicable. If a Participant fails to complete and return a Contribution Agreement within the required time set forth above, he may begin to share in contributions under Section 3.2 as of any subsequent Entry Date, or, effective July 1, 1999, the first day of any subsequent calendar quarter, as of which he is an Eligible Employee, by completing and returning such Contribution Agreement to the Committee so that it is received by the Committee


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within such period as the Committee shall prescribe. No Contribution Agreement is required in order for a Participant to share in Profit-Sharing Contributions.

     2.5 Suspension on Transfer to Ineligible Employment.

          2.5.1 If a Participant ceases to be an Eligible Employee but continues in the employ of an Employer or Affiliate, his Contribution Agreement (if any) shall be suspended until he resumes his status as an Eligible Employee.

          2.5.2 A Participant's employment during a period of suspension referred to in Section 2.5.1 shall be included in his employment for purposes of determining his Service under Article VI, but during such period of suspension he shall not be entitled to share in contributions under the Plan (other than the allocation for the Plan Year in which such suspension occurs). If during the period of his suspension the Participant's employment terminates or he dies, his Accounts shall be distributed in accordance with the provisions of Articles VII and VIII.

          2.5.3 If and when the suspended Participant again becomes an Eligible Employee, he shall resume active participation on the date he again becomes an Eligible Employee as provided in Section 2.2.

     2.6 Transfers Between Employers. If a Participant transfers from employment as an Eligible Employee with one Employer to employment as an Eligible Employee with another Employer: (a) his participation in the Plan shall not be interrupted; and (b) his Contribution Agreement (if any) with his prior Employer shall be deemed to apply to his second Employer in the same manner as it applied to his prior Employer.

     2.7 No Employment Rights. The establishment of the Plan shall not be construed as conferring any rights upon any employee or any person for a continuation of his


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employment, nor shall it be construed as limiting in any way the right of any
Employer or Affiliate to discharge any employee or to treat him without regard to the effect which such treatment might have upon him as a Participant under the Plan.



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                                  ARTICLE III

                                  Contributions

     3.1 Profit-Sharing Contributions.

          3.1.1 Amount. Each Employer shall make Profit-Sharing Contributions to the Plan for each Plan Year in an amount equal to two percent (2%) of the Compensation for such Plan Year of its employees eligible to share in Profit-Sharing Contributions for that Plan Year (determined under Section 3.1.3), reduced by the amount of any available forfeitures arising under
     Section 5.4 (or 3.5.2). For any Participant who transfers to ineligible employment, as prescribed in Section 2.5.2, any such Profit-Sharing Contributions made on his behalf shall be based only on his Compensation while an Eligible Employee.

          3.1.2 Payment. Profit-Sharing Contributions by an Employer for a Plan Year shall be paid to the Trustee within the time for filing the Employer's federal income tax return for such Plan Year (including extensions).

          3.1.3 Eligibility to Share in Profit-Sharing and Matching Contributions and Forfeitures. A Participant shall be eligible to share in Profit-Sharing Contributions and Matching Contributions (and forfeitures in lieu thereof) for a Plan Year only if (a) he is a Participant and an Eligible Employee for at least a portion of such Plan Year, (b) he is employed by an Employer or Affiliate on the last day of such Plan Year, or terminated employment during such Plan Year after reaching his Early Retirement Date or as a result of death or Disability, and (c) he has no less than 1,000 Eligibility Hours (as defined in Section 2.1) during such Plan Year, provided that if such Participant terminated employment during such year after reaching his Early Retirement Date or as a result of death or Disability, such Eligibility Hours requirement shall be prorated. The 1,000 Eligibility Hours requirement under (c) above shall be waived for


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     the 1989 Plan Year and, for subsequent Plan Years, may be reduced to the highest lesser number of Eligibility Hours during such year which the Committee determines is necessary or appropriate in order for the Plan to satisfy the requirements of section 410(b) of the Code.

     If any active Participant's employment was terminated involuntarily as a result of the sale of the Beauty Salon Division of S & L Acquisition Company L.P. to Regis Corporation (whether such termination occurred before or after the date of such sale but in no event later than December 31, 1988), then such Participant shall be entitled to share in any applicable Profit-Sharing Contributions and Matching Contributions (and forfeitures in lieu thereof) for the Plan Year in which his termination occurred, based on his Elective Contributions and Compensation for such Plan Year. Notwithstanding anything in this Section 3.1.3 to the contrary, a Participant whose employment is terminated by the Company on or after July 1, 1989, but in no event later than December 31, 1989, as a result of a reduction in force, sale, merger, dissolution, liquidation or change in control or reorganization of Tru-Run Corporation, shall be eligible to share in Profit-Sharing Contributions and Matching Contributions (and allocations in lieu thereof) for the Plan Year in which his employment is so terminated if he was an Eligible Employee during any portion of such year.

     3.2 Elective Contributions.

          3.2.1 Election of Amount. In order to share in Elective Contributions, a Participant must elect in his Contribution Agreement to reduce his Compensation otherwise payable in cash for each payroll period by any whole percentage between 1% and 16%, inclusive; provided, that a whole percentage shall not be required if necessary or appropriate to comply with any applicable limitations on the amount of Elective Contributions permitted. In its discretion, the Committee may reduce the maximum amount of permissible Elective

     Contributions below 16% for all Participants, or for a specified group of Participants which does not discriminate in favor of Highly Compensated Employees. In no event shall the limits under Section 3.4 be exceeded. Effective June 14, 1992, the Committee shall decrease the amount of reduction of Compensation under a Participant's Contribution Agreement for any payroll period to the extent the sum of such reduction, the amount of the Participant's deductions for such payroll period for welfare benefits sponsored by the Employer, any other withholding from pay required by law, and any other deductions requested by the Participant which under the Employer's payroll procedure are treated as a priority claim relative to the contributions to this Plan, exceeds the Participant's Compensation for such payroll period. The Participant's Employer shall contribute to the Plan as Elective Contributions, as soon as reasonably practicable after the close of each payroll period for which such Contribution Agreement is in effect, an amount equal to the elected and applicable reduction in the Participant's Compensation otherwise payable in cash for that payroll period.

          3.2.2 Change in Contribution Rate. A Participant who has a Contribution Agreement in effect may increase or decrease the amount of reduction thereunder of his Compensation otherwise payable in cash within the limits specified in Section 3.2.1, effective as of such date and upon such notice on the Appropriate Form to the Committee as shall apply in accordance with procedures prescribed by the Committee.

          3.2.3 Deemed Election. The Committee may establish a procedure pursuant to which an Eligible Employee is deemed to have elected to reduce his Compensation by a specified percentage to provide for Elective Contributions unless the Eligible Employee elects on the Appropriate Form not to make such contributions. Any such deemed election shall be treated, for purposes of the Plan, as an election by the Eligible Employee properly made pursuant to Section 3.2.1.

          3.2.4 Voluntary Suspension. A Participant may voluntarily suspend his Contribution Agreement effective as of any payroll period by giving notice on the Appropriate Form, which notice will be processed as soon as reasonably practicable. No Elective Contributions under this Section 3.2 or Matching Contributions under Section 3.3 shall be made for any Participant with respect to any period during which his Contribution Agreement has been so suspended. An Eligible Employee may reinstate his Contribution Agreement as of any Entry Date or, effective April 1, 1999, as of the first day of any calendar quarter, by giving notice to the Committee on the Appropriate Form so that it is received by the Committee within such period as the Committee shall prescribe.

          3.2.5 Mandatory Suspension. The Contribution Agreement of a Participant who makes a withdrawal from his Elective Contributions Account pursuant to Section 7.2 shall be suspended as of the payroll period in which the withdrawal is made until the next Entry Date or, effective April 1, 1999, the first day of the calendar quarter that is at least 12 months after the date of such withdrawal. An Eligible Employee may reinstate his Contribution Agreement as of the next Entry Date or, effective April 1, 1999, as of the first day of any calendar quarter, following a period of mandatory suspension under this Section 3.2.5, by giving notice to the Committee on the Appropriate Form so that it is received by the Committee within such period as the Committee shall prescribe.

          3.2.6 Limitation. Notwithstanding any other provision of this Plan, no Participant may elect to reduce his Compensation pursuant to Section 3.2.1 for a Plan Year (or have Elective Contributions made in respect thereof) by an amount in excess of the "elective deferral limit." A Participant's Elective Contributions under Section 3.2.1 shall be discontinued for the remainder of a Plan Year when in the aggregate they equal the "elective deferral limit" for such Plan Year. Effective January 1, 1997, for purposes of this Section 3.2.6, the "elective deferral limit" means $9,500 as adjusted from time to time in accordance with section 402(g)(5) of the Code (e.g., $10,000 for the 1998 and 1999 Plan Years), reduced by the amount of "elective deferrals" (as defined in section 402(g)(3) of the Code) made by the Participant during his taxable year (which is presumed to be the calendar year) under any plans or agreements maintained by an Employer or by a Controlled Group Affiliate (described in Section 1.2.1) other than this Plan (and, in the sole discretion of the Committee, any plans or agreements maintained by any other employer, if reported to the Committee at such time and in such manner as the Committee shall prescribe). The "elective deferral limit" with respect to a Participant who has received a withdrawal from his Elective Contributions Account under this Plan as provided in Section 7.2, or a hardship withdrawal with respect to his "elective deferrals" (as defined in section 402(g)(3) of the Code) under any other plan or agreement of any Employer or Affiliate, shall, for his taxable year following the taxable year of such withdrawal, be reduced by the amount of the "elective deferrals" made by the Participant during the taxable year of the withdrawal under this Plan and all such other plans and agreements. Each such other plan or agreement shall be deemed amended by reason of this provision and the Participant's execution of the Appropriate Form to the extent necessary to give full effect to any reduction required under the preceding sentence.

          3.2.7 Distribution of Excess Deferral. If the "elective deferrals" (as defined in section 402(g)(3) of the Code) made by a Participant during his taxable year under this Plan and any other plans or agreements maintained by an Employer or Controlled Group

     Affiliate (described in Section 1.2.1) exceed the "elective deferral limit," the excess Elective Contributions, adjusted for any income or loss attributable under the allocation rules of Sections 4.5 and 4.6 to such Elective Contributions up to the date of distribution, shall be distributed no later than April 15 of the following Plan Year. If the Participant's Elective Contributions Account is invested in more than one Investment Fund, such distribution shall be made pro rata, to the extent practicable, from all such Investment Funds. Any Matching Contributions made with respect to such excess Elective Contributions and allocated to his Profit-Sharing and Matching Contributions Account shall be forfeited and applied pursuant to Section 5.4.

     3.3 Matching Contributions.

          3.3.1 Amount. The Employer shall make Matching Contributions to the Plan for each Plan Year for each Participant who has a Contribution Agreement in effect during such year and who is eligible to share in Matching Contributions for such year pursuant to Section 3.1.3. Such Matching Contributions shall be in an amount equal to 25% of such Participant's Elective Contributions for each payroll period ending in such year, but excluding any such Elective Contributions in excess of five percent (5%) of the Participant's Compensation for the "applicable period." For purposes of the preceding sentence, the "applicable period" shall be the entire period during which the Participant was eligible to make Elective Contributions, unless the Participant increased his contribution rate during such period from a rate between zero to five percent (5%) inclusive to more than five percent (5%), in which event each separate portion of such period in which he had a different reduction rate in effect shall constitute the "applicable period". The "applicable period" shall not include any period during which a Participant's Elective Contributions are suspended pursuant to Section 3.2.3 or Section 3.2.4. The amount of Matching Contributions otherwise required to be made by an Employer for any month shall be reduced by the amount of any available forfeitures under
     Section 5.4 (or Section 3.5.2).

          3.3.2 Payment. Matching Contributions for a payroll period shall be paid to the Trustee within the time for filing the Employer's federal income tax return for the Plan Year in which such payroll period ends (including extensions).

          3.3.3 Matching Contributions Only for Permissible Elective Contributions. No Matching Contributions shall be made (i) with respect to "excess contributions" (as defined in Section 3.4.3) distributable pursuant to Section 3.4.3, (ii) with respect to Elective Contributions in excess of the "elective deferral limit" (as defined in Section 3.2.5) or (iii) in excess of the percentage of Elective Contributions permitted under Section
     3.3.1. Any amounts paid into the Trust Fund with the intention that they constitute Matching Contributions with respect to such amounts shall be retained in the Trust Fund and applied to meet the obligation of the Employer to make contributions under this Article III.

     3.4 Section 401(k) Limit on Elective Contributions.

          3.4.1 In General. Notwithstanding anything in this Plan to the contrary, effective January 1, 1997, Elective Contributions for any Plan Year for an Eligible Participant who is a Highly Compensated Employee for such year shall be reduced if and to the extent deemed necessary or advisable by the Committee in order that the Average Deferral Percentage (as defined in Section 3.4.2) for Eligible Participants who are Highly Compensated Employees for that Plan Year shall not exceed the percentage determined in the following schedule, based on the Average Deferral Percentage for the immediately preceding Plan Year (the "Applicable Plan Year") for all Eligible Participants who are not Highly Compensated Employees for such Applicable Plan Year:

Column 1                                   Column 2
--------                                   --------

Average Deferral Percentage for            Average Deferral Percentage for
Eligible Participants Who Are Not          Eligible Participants
Highly Compensated Employees               Who Are Highly Compensated
for the Applicable Plan Year               Employees for the Current Plan Year

Less than 2%                               Two (2) times the percentage in
                                           Column 1

2% - 8%                                    The percentage in Column 1, plus 2%

More than 8%                               One and one-quarter (1-1/4) times
                                           the percentage in Column 1

The status of an individual as a non-Highly Compensated Employee for an Applicable Plan Year shall be determined based on the definition of Highly Compensated Employee in effect for such Applicable Plan Year.

In the event that both the Average Deferral Percentage and the Contribution Percentage (as defined in Section 3.5.2) for Eligible Participants who are Highly Compensated Employees for the Plan Year are more than one and one-quarter (1-1/4) times the corresponding percentages for Eligible Participants who are not Highly Compensated Employees for the Applicable Plan Year, the Elective Contributions for Eligible Participants who are Highly Compensated Employees for the Plan Year shall be further reduced in order that the sum of the Average Deferral Percentage plus the Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year does not exceed the Aggregate Limit (as defined in Section 3.6.3) for the Plan Year.

          3.4.2 Determination of Average Deferral Percentages. For purposes of this Section 3.4, the Average Deferral Percentage for any group of individuals for a Plan Year (including an Applicable Plan Year) means the average of the individual ratios, for each person in such group, of (a) his share of Elective Contributions for the Plan Year to (b) his Total Compensation for such Plan Year. The individual ratios, and the Average Deferral Percentage for any group of individuals, shall be calculated to the nearest one-hundredth of one percent (0.01%). For purposes of calculating the Average Deferral Percentage, Qualified Nonelective Contributions under Section 3.6.5 may be taken into account as Elective Contributions if applicable regulations under section 401(k) of the Code (which are set forth in Treas. Reg. ss. 1.401(k)-1(b)(5)) and other applicable guidance (including IRS Notice 98-1 and corresponding successor guidance) are met. The Committee shall determine, during and as of the end of each Plan Year, the Average Deferral Percentages relevant for purposes of this Section 3.4, based on Participants' Contribution Agreements and projected Total Compensation. If, based on such determination, the Committee shall conclude that a reduction in the Elective Contributions made for any Eligible Participant is necessary or advisable in order to comply with the limitations of this Section 3.4, it shall so notify each affected Eligible Participant and his Employer of the reduction that it deems necessary or desirable for this purpose. In such event, the allowable Elective Contributions under Section 3.2.1 shall be reduced in accordance with the direction of the Committee, and the Contribution Agreement of each Eligible Participant affected by such determination shall be modified accordingly. Any such reduction may apply either to all Eligible Participants, only to Eligible Participants who are Highly Compensated Employees, or to any other group as the Committee shall determine, in such manner as the Committee shall determine.

          3.4.3 Treatment of Excess Contributions. For purposes of this Section 3.4, "Excess Contributions" means, with respect to any Plan Year, the excess of (a) the aggregate amount of Elective Contributions actually paid into the Plan on behalf of Highly Compensated Employees for such Plan Year, over (b) the maximum amount of Elective Contributions permitted for such Plan Year under the limitations set forth in Section 3.4.1, determined by reducing the amount of Elective Contributions to be permitted on behalf of Highly Compensated Employees in the order of their individual ratios (as determined under Section 3.4.2) beginning with the highest of such percentages.

     The aggregate amount of any Excess Contributions so determined for any Plan Year shall be distributed in cash to Highly Compensated Employees on the basis of the respective amounts of Elective Contributions (and amounts taken into account as Elective Contributions) made on their behalf, reducing the largest amounts of Elective Contributions first, and successively to the extent necessary until the entire amount of such Excess Contributions is distributed. The amount of Excess Contributions to be distributed for any Plan Year with respect to any Highly Compensated Employee shall be distributed in cash no later than March 15 of the following Plan Year if possible, and in any event no later than the close of such following Plan Year. If such Participant's Accounts are invested in more than one Investment Fund, such distribution shall be made pro rata, to the extent practicable, from all such Investment Funds. The amount of Excess Contributions distributed to any such Participant shall be adjusted for any income or loss attributable to such Excess Contributions up to the date of distribution under the allocation rules of Sections 4.5 and 4.6. In the event that Qualified Nonelective Contributions are taken into account in determining the Average Deferral Percentage with respect to any Highly Compensated Employee, and distribution of the Elective Contributions allocable to such Highly Compensated Employee is insufficient to eliminate the entire amount of Excess Contributions with respect to such Highly Compensated Employee, there shall be distributed so much of the Qualified Nonelective Contributions allocated to the Accounts of the Highly Compensated Employee as shall be necessary to eliminate all Excess Contributions for such

Highly Compensated Employee for such Plan Year. In such event, the amount of Qualified Nonelective Contributions so distributed shall be adjusted for any income or loss up to the date of distribution, computed in the manner provided above by reference to the income or loss allocable to the Participant's Account balances attributable to Qualified Nonelective Contributions. The amount of Excess Contributions to be distributed for a Plan Year (determined before adjustment for any income or loss allocable thereto) shall be reduced by the amount of excess "elective deferrals" (i.e., Elective Contributions in excess of the elective deferral limit for the Plan Year determined under Section 3.2.6) previously distributed pursuant to Section 3.2.6 for the Participant's taxable year ending in the same Plan Year and the amount of excess elective deferrals to be distributed pursuant to Section 3.2.6 for a taxable year will be reduced by the amount of Excess Contributions previously distributed with respect to such Participant for the Plan Year beginning in such taxable year.

          3.4.4 Adjustment of Contributions Based on Limit on Annual Additions. Notwithstanding any of the foregoing provisions to the contrary, a Participant may, at such time and in such manner as the Committee may prescribe, suspend or change the amount of reduction in Compensation provided for under any applicable Contribution Agreement in order to avoid an allocation of contributions to his Accounts which would violate the limitations of this Section 3.4, Section 3.5 or Article XIV.

          3.4.5 Collective Bargaining Unit Employees. The provisions of Section
     3.4 shall be applied separately to employees in any collective bargaining unit participating in the Plan. If employees in more than one bargaining unit are eligible under the Plan, the Committee, in its discretion, may apply such provisions separately to each separate collective bargaining unit, on an aggregate basis with respect to all collective bargaining units, or separately with respect to such collective bargaining units or combinations of bargaining units as it determines, provided that such treatment is determined on a basis that is reasonable and reasonably consistent from year to year.

     3.5 Section 401(m) Limit on Matching Contributions.

          3.5.1 In General. Notwithstanding anything in this Plan to the contrary, effective January 1, 1997, Matching Contributions for any Plan Year for an Eligible Participant who is a Highly Compensated Employee shall be reduced if and to the extent deemed necessary or advisable by the Committee in order that the Contribution Percentage for Eligible Participants who are Highly Compensated Employees for that Plan Year shall not exceed the percentage determined in the following schedule, based on the Contribution Percentage for the Applicable Plan Year for all Eligible Participants who are not Highly Compensated Employees:

Column 1                                   Column 2
--------                                   --------

Average Deferral Percentage for            Average Deferral Percentage for
Eligible Participants Who Are Not          Eligible Participants
Highly Compensated Employees               Who Are Highly Compensated
for the Applicable Plan Year               Employees for the Current Plan Year

Less than 2%                               Two (2) times the percentage in
                                           Column 1

2% - 8%                                    The percentage in Column 1, plus 2%

More than 8%                               One and one-quarter (1-1/4) times
                                           the percentage in Column 1

In determining the permitted Contribution Percentage for Highly Compensated Employees for Plan Years beginning on or after December 31, 1996, the Applicable Plan Year for non-Highly Compensated Employees shall be the same as determined under Section 3.4.1. The status of an individual as a non-Highly Compensated Employee for an Applicable Plan Year shall be determined based on the definition of Highly Compensated Employee in effect for such Applicable Plan Year.

          3.5.2 Determination of Excess Matching Contributions. For purposes of this Section 3.5, the Contribution Percentage for any group of individuals means the average of the individual ratios, for each person in such group, of (a) his share of Matching Contributions for the Plan Year or Applicable Plan Year to (b) his Total Compensation for the Plan Year or Applicable Plan Year. For purposes of calculating part (a) of the Contribution Percentage, Qualified Nonelective Contributions under Section 3.6.5 and Elective Contributions under Section 3.2.1 may be taken into account if the conditions of the applicable regulations under section 401(m)(3) of the Code (which are set forth in Treas. Reg. ss. 1.401(m)-1(b)(5) and other applicable guidance (including IRS Notice 98-1 and corresponding successor guidance) are met, to the extent such contributions are not taken into account for purposes of the Average Deferral Percentage test of Section
     3.4. The individual ratios, and the Contribution Percentage for any group of individuals, shall be calculated to the nearest one-hundredth of one percent (0.01%). If, based on a review of Contribution Agreements and projected Total Compensation similar to that described in Section 3.4.2, the Committee shall conclude that a reduction in the Matching Contributions made for any Eligible Participant is necessary or advisable in order to comply with the limitations of this Section 3.5 for any Plan Year, the amount of such contributions shall be reduced in accordance with the direction of the Committee. Without limiting the generality of the foregoing, any such reduction may be made applicable to all Eligible Participants, only to Eligible Participants who are Highly Compensated Employees, or to any other group as the Committee shall determine, and in such manner as the Committee shall determine. If amounts in excess of the limitations of this Section 3.5 have been previously paid into the Trust Fund for the benefit of Highly Compensated Employees, such reduction shall be determined in order of their individual ratios and effected in order of their contribution amounts, beginning with the highest of such amounts. Such reduction of amounts previously paid into the Trust Fund may be effected by the forfeiture of such amounts that are not vested under Article V (notwithstanding any other provision of the Plan) and application of the amounts so forfeited to reduce contributions by the Employer hereunder. Any excess Matching Contributions not so forfeited shall be paid to the Eligible Participant in cash no later than March 15 of the following Plan Year, if at all possible, and in any event, no later than the close of the following Plan Year. If any Account from which a distribution or forfeiture is to be made pursuant to this Section 3.5 is invested in more than one Investment Fund, such distribution or forfeiture shall be made pro rata, to the extent practicable, from all such Investment Funds.

          3.5.3 Income on Excess Matching Contributions. The amount of excess Matching Contributions distributed pursuant to Section 3.5.2 shall be adjusted for any income or loss attributable under the allocation rules of Sections 4.5 and 4.6 to such excess Matching Contributions up to the date of distribution.

          3.5.4 Collective Bargaining Unit Employees. In applying the provisions of Section 3.5, collective bargaining unit employees shall not be taken into account.

     3.6 Special Rules.

          3.6.1 Multiple Arrangements for Highly Compensated Employees Combined. If more than one plan providing for a cash or deferred arrangement, or for matching contributions, or employee contributions (within the meaning of sections 401(k) and 401(m) of the Code) is maintained by the Employer or an Affiliate, the individual ratios of any Highly Compensated Employee who participates in more than one such plan or arrangement shall, for purposes of determining the Average Deferral Percentage (as defined in Section 3.4.2) and Contribution Percentage (as defined in Section 3.5.2), be determined as if all such arrangements were a single plan or arrangement.

          3.6.2 Aggregation of Plans. In the event that this Plan satisfies the requirements of section 410(b) of the Code only if aggregated with one or more other plans, then this Article III shall be applied by determining the Average Deferral Percentage and Contribution Percentage of Eligible Participants as if all such plans were a single plan. Plans may be aggregated under this Section 3.6.2 only if they have the same plan year.

          3.6.3 Aggregate Limit. For purposes of this Article III, the Aggregate Limit for any Plan Year shall mean a percentage equal to the greater of the sum described in Section 3.6.3.1 or 3.6.3.2:

               3.6.3.1 The sum of:

          (a) 125 percent of the greater of (i) the Average Deferral Percentage (as defined in Section 3.4.2) for the Applicable Plan Year for Eligible Participants who are not Highly Compensated Employees for such year or (ii) the Contribution Percentage (as defined in Section 3.5.2) for such year of such Eligible Participants, and

          (b) two percent plus the lesser of (i) or (ii) of clause (a) above; in no event, however, shall the amount determined under this clause (b) exceed 200 percent of the lesser of (i) or (ii) of clause (a) above; or

               3.6.3.2 The sum of:

          (a) 125 percent of the lesser of (i) the Average Deferral Percentage (as defined in Section 3.4.2) for the Applicable Plan Year for Eligible Participants who are not

     Highly Compensated Employees for such year or (ii) the Contribution Percentage (as defined in Section (3.5.1) for such year of such Eligible Participants, and

          (b) two percent plus the greater of (i) or (ii) of clause (a) above; in no event, however, shall the amount determined under this clause (b) exceed 200 percent of the greater of (i) or (ii) of clause (a) above.

The Aggregate Limit shall be calculated to the nearest one-hundredth of one percent (0.01%). The Aggregate Limit shall not apply to reduce allocations otherwise permissible for a Plan Year unless the Average Deferral Percentage and the Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year each exceed 125% of the corresponding percentages determined for Eligible Participants who are not Highly Compensated Employees for the Applicable Plan Year.

          3.6.4 Status as Eligible Participant. For purposes of Sections 3.4,
     3.5 and 3.6, an individual shall be treated as an Eligible Participant for a Plan Year if he so qualifies for any part of the Plan Year, and whether or not his right to share in Elective Contributions has been suspended under Section 3.2.4. Notwithstanding the foregoing, in applying such Sections in Plan Years beginning on or after January 1, 1999, an individual shall not be treated as an Eligible Participant for an Applicable Plan Year during which he is not a Highly Compensated Employee if (i) he has failed to complete more than 500 Hours of Service in a prior Plan Year beginning on or after January 1, 1997 (i.e., he has incurred an "Eligibility Break") and (ii) he has not thereafter, during or prior to such Applicable Plan Year, completed a 12-month period in which he has 1,000 Eligibility Hours. The first 12-consecutive-month period taken into account under such clause
     (ii) (the "Initial Period") shall start on the day on which he first completes an

     Hour of Service after such Eligibility Break. If he does not complete 1,000 Eligibility Hours within the Initial Period, the subsequent 12-consecutive-month periods taken into account shall be calendar years, beginning with the first calendar year after the Plan Year in which the Initial Period began. However, if the Participant shall have no Eligibility Hours in any such calendar year, the next applicable 12-consecutive-month period (the "new Initial Period") shall not begin until he subsequently has an Hour of Service, after which the applicable 12-month periods shall again be determined under the foregoing rules as if the new Initial Period were the Initial Period. For Plan Years beginning on or after January 1, 1998, the Plan shall determine its compliance with section 410(b) of the Code by applying section 410(b)(4)(B) thereof, and the provisions of this Section
     3.6.4 (other than the first sentence thereof) shall apply only for Plan Years in which the requirements of section 410(b) are met on that basis.

          3.6.5 Qualified Nonelective Contributions. For each Plan Year beginning on or after January 1, 1997, each Employer shall contribute to the Trust Fund, in cash, such additional amounts (if any) as the Committee (acting as an agent of such Employer and not as a fiduciary) shall, in its sole discretion, determine to be necessary or desirable in order to meet the requirements of Sections 3.4 and 3.5 for such Plan Year and/or for the following Plan Year. Such additional contributions shall be made at such time as shall be necessary, pursuant to IRS Notice 98-1 (and corresponding successor guidance), to comply with the provisions of Article XIV and to meet the requirements of Sections 3.4 and 3.5 for each applicable Plan Year. The Committee shall designate any such amounts as "qualified nonelective contributions" (within the meaning of section 401(m)(4)(C) of the Code) and shall determine the group of Participants eligible to share in such Qualified Nonelective Contributions, the method of apportionment under which such eligible Participants shall share in such contributions and the Accounts and separate subaccounts under the Plan in which such contributions, together with the "investment adjustments" (within the meaning of Section 4.5) attributable thereto, shall be maintained, and the Investment Fund in which such contribution shall initially be invested. In addition to or in lieu thereof, the Committee may designate a portion of the Profit-Sharing Contributions made for a Plan Year as Qualified Nonelective Contributions for such year. Anything in this Plan to the contrary notwithstanding, each Participant shall, at all times, have a fully vested and nonforfeitable right to 100% of the amounts in his Accounts attributable to Qualified Nonelective Contributions, and such contributions shall be treated as Elective Contributions for purposes of determining whether they may be distributed under the Plan except as otherwise provided in Section 7.2. At the direction of the Committee, Qualified Nonelective Contributions may be used to satisfy the Average Deferral Percentage test under Section 3.4.2 if applicable regulations under section 401(k) of the Code (which are set forth in Treas. Reg. ss. 1.401(k)-1(b)(5)) and other applicable guidance are met, or the Contribution Percentage test under Section 3.5.2 if applicable regulations under section 401(m)(3) of the Code (which are set forth in Treas. Reg. ss. 1.401(m)-1(b)(5)) and other applicable guidance are met.

     3.7 Application. If the allocations to a Participant's Accounts otherwise required under this Plan for any Plan Year would cause the limitations of
Article XIV to be exceeded for that Plan Year, contributions (and forfeitures in lieu thereof) under this Article III shall be reduced to the extent necessary in order to comply with the limitations of Article XIV, with such reductions to be made first to Elective Contributions which do not relate to Matching Contributions (i.e., Elective Contributions for any "applicable period" (as determined under Section 3.3.1) in excess of five percent (5%) of the Participant's Compensation for such

"applicable period"); second, to the Participant's remaining Elective Contributions and Matching Contributions relating thereto; and third to Profit-Sharing Contributions.

     3.8 Form of Payment. Profit-Sharing, Elective and Matching Contributions shall be made in cash.

     3.9 Contributions May Not Exceed Amount Deductible. In no event shall Employer contributions under this Article III for any taxable year exceed the maximum amount (including amounts carried forward) deductible for that taxable year under section 404(a)(3) of the Code.

     3.10 Contributions Conditioned on Deductibility and Plan Qualification. Notwithstanding any other provision of the Plan, each contribution by an Employer under this Article III is conditioned on the deductibility of such contribution under section 404 of the Code for the taxable year for which contributed, and on the initial qualification of the Plan under section 401(a) of the Code.

     3.11 Expenses. Except to the extent paid by an Employer, the expenses of the administration of the Plan shall be deemed to be expenses of the Trust Fund and shall be paid therefrom.

     3.12 Profits Not Required. Each Employer shall, notwithstanding any other provision of the Plan, make all contributions to the Plan without regard to current or accumulated earnings and profits. Notwithstanding the foregoing, the Plan shall continue to be designated to qualify as a profit-sharing plan for purposes of sections 401(a), 402, 412 and 417 of the Code.

     3.13 Contributions for Military Service. Effective December 12, 1994, notwithstanding any provisions of this Plan to the contrary, contributions shall be made with respect to a period in which an individual would have been an Eligible Participant but for his military service to the extent required by Chapter 43 of Title 38 of the United States Code (USERRA) and in accordance with section 414(u) of the Code. The amount of any such Elective Contributions and of Matching Contributions in respect thereof shall be based upon such individual's election made following his return to employment with the Employer following such military service (and within the time during which he had reemployment rights) in accordance with procedures established by the Committee; provided that no such Elective Contributions may exceed the amount the individual would have been permitted to elect to contribute had the individual remained continuously employed by the Employer throughout the period of such military service (and Matching Contributions shall be limited accordingly). Such contributions (and Profit-Sharing Contributions) shall be taken into account as Annual Additions for purposes of Section 3.4.4 and Article XIV in the Limitation Year to which they relate, and for purposes of applying the elective deferral limit set forth in Section 3.2.6 in the calendar year to which they relate, rather than in the Limitation Year or calendar year in which made, and shall be disregarded for purposes of applying the limits described in Sections 3.4, 3.5 and 3.6.3. Any such contribution shall be made no later than five years from the date of such return to employment or, if less, a period equal to three times the period of such military service.

                                   ARTICLE IV

                  Accounts and Designation of Investment Funds

     4.1 Plan Accounts.

          4.1.1 Profit-Sharing and Matching Contributions Account. A "Profit-Sharing and Matching Contributions Account" shall be maintained for each Participant in which shall be entered the amount of Profit-Sharing and Matching Contributions (and forfeitures in lieu thereof) allocable to him pursuant to Sections 3.1 and 3.3 and any amount credited to such account pursuant to Section 4.11. In its discretion, the Committee may direct the establishment of separate subaccounts within each Profit-Sharing and Matching Contributions Account to reflect the portion thereof attributable to Profit-Sharing Contributions and to Matching Contributions, respectively.

          4.1.2 Elective Contributions Account. An "Elective Contributions Account" shall be maintained for each Participant in which shall be entered the amount of Elective Contributions made for his benefit, as described in
     Section 3.2. In its discretion, the Committee may direct the establishment of separate subaccounts within each Elective Contributions Account to reflect the portion thereof attributable to Elective Contributions which have been matched by the Employer pursuant to Section 3.3.1, and to those which remain unmatched (if any), respectively.

          4.1.3 Closed Savings Account. A "Closed Savings Account" shall be maintained for each Participant who was a participant in the Finlay Enterprises Retirement Income Plan on December 31, 1988, in which shall be entered the amounts credited to such account pursuant to Section 4.11.

          4.1.4 Adjustments. Participant's Accounts shall be adjusted from time to time in accordance with the further provisions of this Plan.

     4.2 Investment Funds. The Committee shall direct the Trustee to subdivide the Trust Fund into three or more Investment Funds which shall be separately invested, and which shall have such investment objectives and characteristics as the Committee shall determine. Notwithstanding the investment objectives and characteristics of an Investment Fund, such Fund may retain such investments of another nature or cash balances as may be needed in order to effect distributions or to meet other administrative requirements of the Plan. In the sole discretion of the Committee, the investments of any Investment Fund may be made, in whole or in part, through (a) securities issued by an investment company registered under the Investment Company Act of 1940, (b) an insurance company general or separate account or (c) a group trust.

     4.3 Designation of Investment Funds.

          4.3.1 Existing Account Balances. A Participant may designate or change the designation of the percentage of his Accounts that shall be invested in each Investment Fund by giving notice, in accordance with procedures established by the Committee, to the Trustee or other Plan fiduciary designated by the Committee (or their designated agent); provided, that the percentage of such balance to be so invested in any such Investment Fund shall be a multiple of 1% between 0% and 100%, inclusive, of such balance. Such notice shall be given in accordance with procedures established by the Committee. The Participant shall have the opportunity to obtain written confirmation of each such designation or change of designation. Such designation or change of designation shall be effective on the first day for which it can be given effect under the administrative procedures established by the Committee. Any such election shall apply uniformly to all of the Participant's Accounts. Any portion of the Participant's Accounts for which no such designation has been made shall be invested in the Fund or Funds designated by the Committee as the default option under the Plan.

          4.3.2 Future Contributions. A Participant may designate or change the designation of the percentage of his future Elective Contributions, Profit-Sharing Contributions and Matching Contributions that shall be invested in each Investment Fund by giving notice, in accordance with procedures established by the Committee, to the Trustee or other Plan fiduciary designated by the Committee (or their designated agent); provided, that the percentage of such future contributions to be so invested in any such Investment Fund shall be a multiple of 1% between 0% and 100%, inclusive, of such future contributions. Such notice shall be given in accordance with procedures established by the Committee. The Participant shall have the opportunity to obtain written confirmation of each such designation or change of designation. Such designation shall apply equally to all such future contributions. Upon failure to make such a designation, all contributions for the benefit of the Participant shall be invested in accordance with the most recent prior election in effect under
     Section 4.3.1 or, if no such election exists, in the Fund or Funds designated by the Committee as the default option under the Plan. Any designation under this Section 4.3.2 shall continue in effect until changed by filing a new designation.

     4.4 Frequency of Changes of Designation.

          4.4.1 A Participant may change his designation of Investment Funds at least once each quarter and up to eight times per calendar year in the aggregate. The limitation in the preceding sentence applies separately to requests for changes under Section 4.3.1 and under Section 4.3.2.

          4.4.2 The Committee may from time to time: (a) limit or restrict a Participant's ability to change the allocation of his Accounts among the Investment Funds and/or withdraw balances from the various Investment Funds in order to conform to the practices, provisions or restrictions of any such Investment Fund; and (b) vary the procedures otherwise provided for in this Plan relating to the determination and allocation of the "investment adjustment" (within the meaning of Section 4.5) among Participants' Accounts (i) in order to facilitate the administration of the Plan on an equitable and practicable basis, and (ii) if any portion of Participants' Accounts are invested in mutual funds, accounts or group trusts for which the sponsor provides a separate accounting for each Participant, in order to conform with the sponsor's procedures.

     4.5 Valuation of Investment Funds. The Committee shall retain a recordkeeper for the Plan, who may be a mutual fund sponsor of the Investment Funds available under the Plan, who shall determine as of each Valuation Date the net fair market value of each Investment Fund and the investment adjustment for each Investment Fund. For purposes of the preceding sentence, the "investment adjustment" for each Investment Fund shall mean the net increase or decrease in the net fair market value of the assets of such Investment Fund since the preceding Valuation Date attributable to investment income, gain, loss or expense (realized and unrealized), and to administrative expenses of the Plan properly charged against such Investment Fund. In determining as of each Valuation Date the net fair market value of each Investment Fund, liabilities to Participants and Beneficiaries for benefits hereunder, and contributions due but unpaid, shall be disregarded. References in this Plan to procedures established by the Committee shall include procedures of the recordkeeper appointed by the Committee.

     4.6 Allocation of Investment Adjustments. As of each Valuation Date the Committee shall allocate the "investment adjustment" for each Investment Fund (as determined under Section 4.5) among the Accounts of all then Participants in proportion to their respective interests in such Investment Fund as of the preceding Valuation Date; provided, however, that no Account shall share in such allocation after the Valuation Date as of which the final distribution in respect thereof is processed. For this purpose, the recordkeeper shall take into account all transactions affecting a Participant's interest in an Investment Fund including contributions, distributions or withdrawals, transfers to or from other Investment Funds and the commencement or payment of loans. For purposes of the foregoing, the Plan shall use a daily valuation system, which generally shall mean that Accounts will be updated each Valuation Date to reflect activity for that day, such as new contributions received by the Trustee, withdrawals or other distributions, changes in the Participant's investment elections, and changes in the value of the Investment Funds under the Plan. Such daily valuation shall be dependent upon the Plan's recordkeeper receiving complete and accurate information from a variety of different sources on a timely basis. It is understood that events may occur that cause a delay or interruption in that process, affecting a single Participant or a group of Participants, and there shall be no guarantee by the Plan that any given transaction will be processed on a particular anticipated day. In the event of any such delay or interruption, any affected transaction will be processed as soon as administratively feasible and no attempt will be made to reconstruct events as they would have occurred absent the delay or interruption, regardless of the cause, unless the Committee in its sole discretion directs the Plan's recordkeeper to do so.

     4.7 Account Adjustments.

          4.7.1 Allocation of Elective and Matching Contributions. Elective Contributions (and forfeitures in lieu thereof) in respect of a Participant shall be credited to his Elective Contributions Account as of the close of the payroll period for which such contributions are made. Matching Contributions (and forfeitures in lieu thereof) in respect of a Participant shall be credited to his Profit-Sharing and Matching Contributions Account as of the last day of the Plan Year for which such contributions are made. The amounts so credited shall be taken into account in determining the Participant's share of "investment adjustments" under Section 4.6 only to the extent that such contributions have actually been paid into the Plan.

          4.7.2 Allocation of Profit-Sharing Contributions and Forfeitures. As of each December 31, a Participant's Profit-Sharing and Matching Contributions Account shall be credited with his share of Profit-Sharing Contributions (and forfeitures in lieu thereof) for the Plan Year ending on such date; provided, however, that the amount so credited shall be taken into account in determining the Participant's share of "investment adjustments" under Section 4.6 only to the extent that such contributions have actually been paid into the Plan.

          4.7.3 Adjustment for Withdrawals. Withdrawals from a Participant's Accounts in response to a withdrawal request under Sections 7.2 or 7.3 shall be charged against such Account as of the date such withdrawal request is processed.

     4.8 Correction of Error. The Committee may adjust the Accounts of any or all Participants or Beneficiaries in order to correct errors or rectify omissions, including, without limitation, any allocations to a Participant's Accounts made in excess of the limit specified in Section 3.2.5, in such manner as it believes will best result in the equitable and non-discriminatory administration of the Plan.

     4.9 Allocation Shall Not Vest Title. The fact that allocation is made and amounts credited to the Account of a Participant shall not vest in such Participant any right, title or interest in and to any assets except at the time or times and upon the terms and conditions expressly set forth in this Plan, nor shall the Trustee be required to segregate physically the assets of the Trust Fund by reason thereof.

     4.10 Statement of Accounts. As soon as practicable after the end of each Plan Year, the Committee shall distribute to each Participant a statement showing his interest in the Trust Fund.

     4.11 Merger of Field Plan. Effective as of the close of business on December 31, 1988, the Finlay Enterprises Retirement Income Plan (the "Field Plan") shall be merged into this Plan and the terms of this Plan shall supersede in all respects the terms of the Field Plan. Effective as of such time, the assets of the trust fund under the Field Plan shall be transferred in the form then held, whether in cash or in kind, to the Trustee under this Plan, to be held in trust under this Plan. The assets so transferred attributable to each Participant's "profit-sharing contributions account" under the Field Plan (as therein defined) shall be credited to a Profit-Sharing and Matching Contributions Account maintained for him under this Plan, and the assets so transferred attributable to a Participant's "voluntary contributions account" under the Field Plan (as therein defined) shall be credited to a Closed Savings Account maintained for him under this Plan. The Committee may establish such sub-accounts within the Participant's Accounts under this Plan, in order to account separately for the portion of such Accounts attributable to the assets transferred thereto from the Field Plan, as it may deem necessary or advisable in connection with the administration of this Plan. An Eligible Employee who was a participant in the Field Plan prior to January 1, 1989, must complete and return a Contribution Agreement as provided in Section 2.4 in order to be able to share in Elective Contributions under this Plan. All other elections, investment directions and beneficiary designations in effect with respect to a Participant under the Field Plan, except any election to make "voluntary contributions" thereunder, shall continue in effect under the terms of this Plan until changed by the Participant.

                                    ARTICLE V

                                     Vesting

     5.1 Profit-Sharing and Matching Contributions Account. A Participant shall have a vested and nonforfeitable right to a percentage of his Profit-Sharing and Matching Contributions Account determined as follows:

                  Years of Service                        Vested Percentage
                  ----------------                        -----------------

                  Less than 3 years                              0%
                  3 years but less than 4                        20%
                  4 years but less than 5                        40%
                  5 years but less than 6                        60%
                  6 years but less than 7                        80%
                  7 or more years                                100%

     5.2 Elective Contributions Account and Closed Savings Account. A Participant's interest in his Elective Contributions Account and his Closed Savings Account shall be fully vested and nonforfeitable at all times.

     5.3 Earlier Vesting in Profit-Sharing and Matching Contributions Account. Notwithstanding any other provision hereof, a Participant's interest in his Profit-Sharing and Matching Contributions Account shall be fully vested and nonforfeitable: (a) on the date of his termination of employment by reason of death, Disability or retirement at or after age 55 and after completing five (5) years of Service, (b) on his attainment of his Normal Retirement Date (or any later age) while employed by an Employer or Affiliate, (c) when and if this Plan shall at any time be terminated for any reason, (d) upon the complete discontinuance of contributions to this Plan by all Employers hereunder, or (e) upon partial termination of this Plan (within the meaning of section 411(d)(3) of the Code) if such Participant is a Participant affected by such partial termination.

     5.4 Forfeitures. If a Participant's employment terminates before he is 100% vested in his Profit-Sharing and Matching Contributions Account and he receives a distribution of his vested interest in his Accounts (including, as provided below, a vested interest having a value of zero), the non-vested portion of his Profit-Sharing and Matching Contributions Account shall be forfeited as of the date of such distribution. If such a Participant does not receive such a distribution, the non-vested portion of his Profit-Sharing and Matching Contributions Account shall be forfeited as of the date on which he incurs a Break in Service of five years. For purposes of the Plan, if a Participant's vested interest in his Accounts has a value of zero, the Participant shall be deemed to have received a single-sum distribution of such vested interest upon his Termination of Employment. If a Participant who has forfeited the non-vested portion of his Profit-Sharing and Matching Contributions Account is reemployed before he incurs a Break in Service of five or more years, the amount forfeited shall be restored to his Profit-Sharing and Matching Contributions Account as of his Reemployment Date, and such restored amount shall be credited to a special subaccount. His vested portion of such subaccount as of any subsequent time shall, notwithstanding Section 5.1, be expressed by the formula:

                                  P(A + D) - D

where P is the Participant's vested percentage at such time determined without regard to this sentence; A is the amount in such subaccount at such time; and D is the amount of the distribution previously made to him. The restored amount shall be funded by forfeitures, and to the extent forfeitures are inadequate for this purpose, by a special contribution which his Employer shall be required to make for this purpose (without regard to the otherwise applicable limitations of Articles III and XIV). All forfeitures, whether pursuant to the foregoing provisions of this Section 5.4 or effected to correct excess or improper contributions or allocations under the Plan, shall be applied to reduce future contributions under the Plan.

     5.5 Former Tru-Run Employees. Notwithstanding any other provision hereof, a Participant whose employment is terminated by the Company on or after July 1, 1989, but in no event later than June 30, 1990, as a result of a reduction in force, sale, merger, dissolution, liquidation or change in control or reorganization of Tru-Run Corporation shall have a fully vested and nonforfeitable interest in his Profit-Sharing and Matching Contributions Account as of the date of such termination of employment.

     5.6 Former Adrien Arpel Employees. Notwithstanding any other provision hereof, a Participant in this Plan who became an employee of Adrien Arpel, Inc. on or after December 6, 1988 shall have a fully vested and nonforfeitable interest in his Profit-Sharing and Matching Contributions Account.

                                   ARTICLE VI

                                     Service

     6.1 Service. Subject to Sections 6.2-6.5, "Service" is the aggregate of the following (including any such periods prior to January 1, 1987):

          (a) Each period from an employee's Date of Hire (or Reemployment Date) to his next Severance Date; and

          (b) If an employee performs an Hour of Service within twelve (12) months of a Severance Date, the period from such Severance Date to such Hour of Service; and

          (c) In the case of an employee who leaves employment to enter service with the armed forces of the United States, the period of such military service, provided that the employee resumes employment with the Employer or Affiliate within the period during which his reemployment rights are protected by applicable law.

     6.2 Break in Service. If an employee incurs a Break in Service and is subsequently reemployed by an Employer or Affiliate, then except as otherwise provided in Section 6.3:

          (a) His Service completed prior to such Break in Service shall be restored to him upon his reemployment; and

          (b) He shall resume his place on the vesting schedule set forth in
     Section 5.1 at the point he occupied immediately prior to such Break in Service; provided, that this Section 6.2 shall not operate to restore amounts irrevocably forfeited under Section 5.4.

     6.3 Rule of Parity. If an employee who has no vested rights to any Accounts maintained for his benefit under this Plan incurs a Severance Period which equals or exceeds the length of his aggregate periods of Service and which is at least six (6) years, his years of Service and Eligibility Hours (as defined in Section 2.1.1) prior to such Severance Period shall thereafter be excluded in determining Service and Eligibility Hours under this Plan.

     6.4 Service with Predecessors. In determining an employee's Hours of Service, Eligibility Hours (as defined in Section 2.1.1), Service and Severance Periods, employment with one or more predecessors of an Employer or Affiliate (including employment with a corporation or other entity which was not an Employer or Affiliate at the time of reference, but which later became such, or part or all of the business or assets of which were acquired by an Employer or Affiliate) shall not be taken into account except to the extent required by law or to the extent determined by the Committee in its discretion exercised in a manner that does not discriminate in favor of Highly Compensated Employees so as to prevent the Plan from qualifying under section 401(a) of the Code. Any such determination under this Section 6.4 shall be made by the Committee acting on the behalf of the management of the Employer or Affiliate, and not as a fiduciary for the Plan.

     6.5 Nonduplication. In no event shall there be any duplication of the Service of any employee attributable to the same period of time.

                                   ARTICLE VII

                          Distributions and Withdrawals

     7.1 Distribution on Termination of Employment.

          7.1.1 In General. When a Participant's employment terminates for any reason (including death), the vested amount of his Accounts shall be distributed to him or, if distribution is being made by reason of death (or after his death following termination of employment for any other reason), to his Beneficiary. Such distribution shall be made in accordance with the provisions of Article VIII. Any portion of a Participant's Accounts in which he does not have a vested interest in accordance with Article V at the time of termination of employment shall be forfeited as provided in
     Section 5.4 and shall be applied as provided in Article IV.

          7.1.2 Valuation. The vested amount of a Participant's Accounts for purposes of Section 7.1.1, and the nonvested amount of his Account to be forfeited pursuant to Section 5.4, shall be based on the value of his Accounts as of the date his termination of employment is reported to the Committee.

     7.2 Hardship Withdrawals.

          7.2.1 Withdrawal Option. Before age 59-1/2, a Participant may withdraw in cash from his Elective Contributions Account and his Closed Savings Account such amounts as the Committee shall, in a uniform and nondiscriminatory manner determine to be necessary (based on such representations or other information as the Committee may request in its discretion) to meet any condition of hardship affecting such Participant, provided that the Participant has already received all other amounts available to him as a loan, or a distribution other than on account of "hardship" as herein defined, under this Plan and all other plans maintained by any Employer or Affiliate. Withdrawals from a Participant's Elective Contributions Account shall be limited to the total amount of Elective Contributions made, exclusive of investment earnings allocable thereto, which have not previously been withdrawn, and shall exclude any amounts attributable to "qualified nonelective contributions" as defined in
     Section 3.6.5. Effective January 1, 1998, a Participant shall be entitled to a hardship withdrawal under this Section 7.2.1 if (a) he meets all requirements therefor other than the receipt of all amounts available to him as a loan, (b) the need is for funds to purchase a principal residence of the Participant, (c) the obtaining of loans other than the mortgage loan in connection with such purchase would disqualify the Participant from obtaining the necessary amount of mortgage loan, and (d) the Participant demonstrates to the satisfaction of the Committee that the amount to be withdrawn for the purpose of such purchase cannot be obtained from other resources that are reasonably available to the Participant (including assets of the Participant's spouse and minor children that are reasonably available to the Participant).

               7.2.1.1 Sequence. Any withdrawals under this Section 7.2.1 shall be made first from the Participant's Closed Savings Account, if any, until such Account has been exhausted, and then from the Participant's Elective Contributions Account.

          7.2.2 Hardship. Effective August 15, 1991, for purposes of this
     Section 7.2, the term "hardship" shall mean any one or more of the following needs:

          (a) medical expenses described in section 213(d) of the Code and not covered by insurance, previously incurred by a Participant or a Participant's spouse or dependent (as defined in section 152 of the Code) or expenses necessary in order for such persons to obtain medical care described in section 213(d) of the Code (which expenses will never be covered by insurance);

          (b) tuition payments, related educational fees (not including books and supplies), and, effective May 1, 1995, room and board expenses, for the next 12 months of post-secondary education of a Participant or a Participant's spouse, child or dependent (as defined in section 152 of the Code);

          (c) costs (other than mortgage payments) directly related to the purchase of the principal residence of a Participant; or,

          (d) effective February 1, 1992, payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence.

          7.2.3 Values. The amount that may be withdrawn pursuant to Section
     7.2.1 shall be determined based on the value of the Participant's Closed Savings Account or the amount of the Elective Contributions and any prior withdrawals made by the Participant, whichever applies, as of the date on which the withdrawal request is processed.

          7.2.4 Payment. A withdrawal request under Section 7.2.1 shall be made by filing the Appropriate Form with the Committee, within such time as the Committee may prescribe. The Appropriate Form with respect to a withdrawal from his Elective Contributions Account shall include an agreement by the Participant to the suspension of contributions described in Section 3.2.5, and to a similar suspension of "elective deferrals" (as defined in section 402(g)(3) of the Code) and of employee contributions under this Plan and each other qualified and nonqualified plan of deferred compensation (excluding mandatory employee contributions under any defined benefit plan), or stock option, stock purchase, or similar plans, of any Employer or Affiliate until the first anniversary of the date of such withdrawal, and to the adjustment described in Section 3.2.6 of the "elective deferral limit" with respect to the

     Participant for the year following the year of the withdrawal. Each such other plan shall be deemed amended by reason of this provision and the Participant's execution of the Appropriate Form to the extent necessary to give full effect to such agreement. A Participant may direct on the Appropriate Form, at such time and in such manner as the Committee may prescribe and subject to Committee consent, the proportions in which any withdrawal from his Accounts pursuant to this Section 7.2 shall be allocated among the Investment Funds; failing such direction or consent, the allocation shall be made pro rata. All withdrawals pursuant to this
     Article VII shall be made no less than thirty (30) days and no more than ninety (90) days after the Participant is given the notice required under section 402(f) of the Code, provided, however, that effective January 1, 1994, such withdrawal may be made less than thirty (30) days after such notice is given, if (a) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty
     (30) days after receiving the notice to consider the decision of whether or not to elect to take the withdrawal (and, if applicable, a particular distribution option), and (b) the Participant, after receiving the notice, affirmatively elects the withdrawal.

     7.3 Withdrawals After Age 59-1/2. After age 59-1/2, a Participant shall be permitted to withdraw, no more frequently than once in any two years, all or any portion of his vested interest in his Accounts (prior to May 1, 1999, his Elective Contribution Account and Closed Savings Account). Effective January 1, 2001, a Participant who has attained age 70-1/2 may make such a withdrawal once a year. Withdrawals under this Section 7.3 shall be made in the following order: after-tax contributions held in the Participant's Closed Savings Account, the remaining balance of such Account, Elective Contributions Account, Rollover Contributions Account, Qualified Nonelective Contributions Account, vested Matching Contributions Account, and vested Profit-Sharing Contributions Account.

                                  ARTICLE VIII

                               Payment of Benefits

     8.1 In General.

          8.1.1 Elective Distributions. All amounts distributable pursuant to
     Article VII with respect to a Participant whose employment terminates for any reason shall be paid in cash in a single sum as soon as reasonably practicable (taking into account the Committee's administrative procedures) after whichever of the following dates applies:

          (i) If the Participant elects or Section 8.1.2 applies, the date on which the Participant's termination of employment is reported to the Committee; provided, that the Committee may direct the Participant's share (if any) of Profit Sharing Contributions and Matching Contributions (and forfeitures in lieu thereof) for the Plan Year in which his employment terminates to be paid separately and in the following Plan Year.

          (ii) Any later date that the Participant elects up to the Participant's Normal Retirement Date (if later than his termination of employment); or

          (iii) The Participant's Normal Retirement Date, in the event that
     Section 8.1.2 does not apply and no timely election was made to receive distribution as of any earlier date.

          8.1.2 Automatic Distribution. Effective January 1, 1998, if the value of a Participant's vested interest in his Accounts does not exceed $5,000 or the Participant has attained his Normal Retirement Date, payment shall be made as soon as reasonably practicable (taking into account the Committee's administrative procedures) after the date on which his termination of employment is reported to the Committee. Prior distributions shall not be taken into account in applying the foregoing $5,000 cashout limit, effective March 22, 1999.

          8.1.3 Death. Distribution upon death (whether before or after termination of employment for any other reason) shall be made as soon as reasonably practicable (taking into account the Committee's administrative procedures) after the date such death is reported to the Committee. If the Beneficiary is the Participant's spouse, distribution shall be made (x) within 90 days of the Participant's death if reasonably practicable, and
     (y) otherwise as soon as practicable. Any amount credited to the deceased Participant's Accounts as of the last day of the Plan Year in which he dies shall be distributed to his Beneficiary as soon as practicable.

          8.1.4 Valuation. Any amount not distributed shall be held in the Participant's Accounts and shall share in the revaluation of the Trust Fund described in Article IV until such amount is distributed. The amount of any distribution shall be determined based on the value of the Participant's Accounts as of the date on which the distribution is processed.

     8.2 Non-Alienation of Benefits. Except as otherwise required by a "qualified domestic relations order" (as defined in section 414(p) of the Code and set forth in Section 8.10) or other applicable law, no benefit, interest, or payment under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be valid nor shall any such benefit, interest, or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit, interest, or payment or be subject to attachment, garnishment, levy, execution or other legal or equitable process.

     8.3 Doubt as to Right to Payment. In the event that at any time any doubt exists as to the right of any person to any payment hereunder or the amount or time of such payment (including, without limitation, any case of doubt as to identity, or any case in which any notice has been received from any other person claiming any interest in amounts payable hereunder, or any case in which a claim from other persons may exist by reason of community property or similar laws), the Committee shall be entitled, in its discretion, to direct the Trustee to hold such sum as a segregated amount in trust until such right or amount or time is determined or until order of a court of competent jurisdiction, or to pay such sum into court in accordance with appropriate rules of law in such case then provided, or to make payment only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to such Committee).

     8.4 Incapacity. If any benefits hereunder are due to a legally incompetent person, the Committee may, in its sole discretion, direct that any distribution due him be made (a) directly to him, or (b) to his duly appointed legal representative, and any distribution so made shall be a complete discharge of the liabilities of the Plan therefor.

     8.5 Time of Payment.

          8.5.1 Subject to Sections 8.5.2, 8.5.3 and 8.5.4, payment to a Participant under this Article VIII shall be made or commenced not later than the 60th day after the close of the Plan Year in which occurs the later of his most recent Termination of Employment or his Normal Retirement Date.

          8.5.2 (a) With respect to a Participant who attained age 70-1/2 prior to January 1, 1988 and was a 5-percent owner for any part of any Plan Year during or after which such Participant attained age 66-1/2, distribution of benefits to such a Participant shall commence no later than the April 1 following the later of the calendar year in which such

     Participant attained age 70-1/2 or became a 5-percent owner, even if such Participant is still employed.

               (b) For Plan Years beginning prior to January 1, 1998, with respect to a Participant who attained age 70-1/2 on or after January 1, 1988 and prior to January 1, 1997, distribution of benefits to such a Participant shall commence no later than the April 1 following the calendar year in which such Participant attained age 70-1/2, regardless of such Participant's ownership interest. Effective January 1, 1998, such a Participant who was not a five percent (5%) owner with respect to the Plan Year ending with or within the calendar year in which such Participant attained age 70-1/2 may elect to continue distribution of his benefits or to suspend such distributions until the April 1 following any calendar year until the Participant retires, pursuant to procedures established by the Committee.

               (c) With respect to a Participant who attained age 70-1/2 on or after January 1, 1997 and was a five percent (5%) owner with respect to the Plan Year ending with or within the calendar year in which such Participant attained age 70-1/2, distribution of benefits under the Plan shall commence no later than the April 1 following the calendar year in which such Participant attained age 70-1/2.

               (d) A Participant who (i) attains age 70-1/2 on or after January 1, 1997 and prior to January 1, 1999, (ii) had an Account under the Plan at any time between such dates, and (iii) was not a five percent (5%) owner with respect to the Plan Year ending with or within the calendar year in which such Participant attained age 70-1/2, may elect, pursuant to procedures established by the Committee, to commence distribution of his benefits as of the April 1 following either of

               (1) the calendar year in which such Participant reaches the age of 70-1/2 or

               (2) any calendar year until the Participant retires.

               (e) A Participant who has attained age 70-1/2 and is not described in Sections 8.5.2(a) - 8.5.2(d), shall be subject to Section
          8.5.1 of this Plan but not to the foregoing provisions of this Section 8.5.2.

For purposes of this Section 8.5.2, the term "five percent (5%) owner" has the meaning given in Section 15.1.2(c). Where initial distribution is required or elected to be made by April 1 of the year following the calendar year in which a Participant attains age 70-1/2, the Participant may elect to receive either the entire balance of his Accounts as of the December 31 prior to the year the Participant attained age 70-1/2 or the minimum amount determined under section 401(a)(9) of the Code and the regulations thereunder. For each subsequent distribution, the Participant may elect to receive either the entire balance of his Accounts as of the preceding December 31 or the minimum amount determined under section 401(a)(9) of the Code and the regulations thereunder. In no case shall any distribution exceed the balance of the Participant's Accounts as of the date of distribution. Such elections shall be made at such time and in such manner as the Committee shall prescribe. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

          8.5.3 Any Employer contribution made subsequent to the distribution of a Participant's benefits (and any forfeitures in lieu thereof) allocable to such Participant's Accounts shall be paid to the Participant as soon as practicable after the date of such contribution.

          8.5.4 Notwithstanding any provisions of this Plan to the contrary, in the event that the amount of a payment required to commence on the date otherwise determined under this Plan cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Committee has been unable to locate the Participant (or, in the case of a deceased Participant, his Beneficiary) after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained under this Plan or the date on which the Participant (or Beneficiary) is located, whichever is applicable.

          8.5.5 Notices required for distributions under this Article VIII pursuant to section 402(f) of the Code and Treas. Reg. section 1.411(a)-11(c) shall be given to the Participant no less than thirty (30) days and no more than ninety (90) days prior to the date of distribution; provided, however, that effective January 1, 1994, such distribution may be made less than thirty (30) days after such notice is given, if (a) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (b) the Participant, after receiving the notice, affirmatively elects a distribution.

     8.6 Payments to Minors. If at any time a person entitled to receive any payment hereunder is a minor, such payment may, in the sole discretion of the Committee, be made for the benefit of such minor to his parent, guardian or the person with whom he resides, or to the minor himself, and the release of any such parent, guardian, person or minor shall be a valid and complete discharge for such payment.

     8.7 Identity of Proper Payee. The determination of the Committee as to the identity of the proper payee of any payment and the amount properly payable shall be conclusive, and payment in accordance with such determination shall constitute a complete discharge of all obligations on account thereof.

     8.8 Inability to Locate Payee. Notwithstanding any other provision of the Plan, in the event that the Committee cannot locate any person to whom a payment is due under this Plan, the benefit in respect of which such payment is to be made shall be forfeited at such time as the Committee shall determine in its sole discretion (but in all events prior to the time such benefit would otherwise escheat under any applicable law); provided, that such benefit shall be reinstated if such person subsequently makes a valid claim for such benefit prior to termination of the Plan.

     8.9 Estoppel of Participants and Their Beneficiaries. The Employers, Committee and Trustee may rely upon any certificate, statement or other representation made to them by any employee, Participant, spouse or other beneficiary with respect to age, length of service, leave of absence, date of cessation of employment, marital status, or other fact required to be determined under any of the provisions of this Plan, and shall not be liable on account of the payment of any moneys or the doing of any act in reliance upon any such certificate, statement or other representation. Any such certificate, statement or other representation made by an employee or Participant shall be conclusively binding upon such employee or Participant and his spouse or other beneficiary, and such employee, Participant, spouse or beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement or other representation. Any such certificate, statement or other representation made by a Participant's spouse or other beneficiary shall be conclusively binding upon such spouse or beneficiary, and such spouse or beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement or other representation.

     8.10 Qualified Domestic Relations Orders.

          8.10.1 Definition. For purposes of this Section 8.10, "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement) made pursuant to a state domestic relations law (including a community property law) which relates to the provision of child support, alimony payments or marital property to a spouse, former spouse, child or other dependent of a Participant and which creates or recognizes the existence of a right of such spouse, former spouse, child or other dependent to receive all or a portion of the benefits payable with respect to a Participant under the Plan. A Qualified Domestic Relations Order must clearly specify the amount or percentage of the Participant's benefits to be paid to such recipient by the Plan (or the manner in which such amount or percentage is to be determined). A Qualified Domestic Relations Order (a) may not require the Plan (i) to provide any form or type of benefits or any option not otherwise provided under the Plan, (ii) to pay benefits to a recipient under such order which are required to be paid to another recipient under another such order previously filed with the Plan, or (iii) to provide increased benefits (determined on the basis of actuarial equivalents), but (b) may require payment of benefits to the recipient under the order (i) at any time after the date of the order (ii) as if the Participant had retired on the date on which such payment is to begin under such order

     (taking into account only the present benefits in which the Participant is then vested) and (iii) in any form in which such benefits may be paid to the Participant.

          8.10.2 Distributions. The Committee shall recognize and honor any judgment, decree or order entered on or after January 1, 1985 under a state domestic relations law which the Committee determines to be a Qualified Domestic Relations Order in accordance with such reasonable procedures to determine such status as the Committee shall establish. Without limitation of the foregoing, the Committee shall notify a Participant and the person entitled to benefits under a judgment, decree or order which purports to be a Qualified Domestic Relations Order of (a) the receipt thereof, (b) the Plan's procedures for determining whether such judgment, decree or order is a Qualified Domestic Relations Order and (c) any determination made with respect to such status. During any period during which the Committee is determining whether any judgment, decree or order is a Qualified Domestic Relations Order, any amount which would have been payable to any person pursuant to such order shall be separately accounted for (and adjusted to reflect its appropriate share of the "investment adjustment" as of each Valuation Date pursuant to Article IV) pending payment to the proper recipient thereof, and the Committee may restrict the availability or amount of any withdrawal under Section 7.2 or distribution under Section
     8.1 if such withdrawal or distribution may prevent the Plan from giving full effect to such an order, as determined in the sole discretion of the Committee. Any such amount, as so adjusted, shall be paid to the person entitled to such payment under any such judgment, decree or order if the Committee determines such judgment, decree or order to be a Qualified Domestic Relations Order within 18 full calendar months commencing with the date on which the first payment would be required to be made under such judgment, decree or order. If the Committee is unable to make such a determination within such time period, payment under the Plan shall be as if such judgment, decree or order did not exist and any such determination made after such time period shall be applied prospectively only. Distribution to a person entitled to payment under a Qualified Domestic Relations Order shall be made on a pro rata basis from the Participant's Accounts in such manner as the Committee shall direct.

     8.11 Benefits Payable Only from Trust Fund. All benefits payable under this Plan shall be paid or provided for solely from the Trust Fund, and neither any Employer nor its shareholders, directors, employees or any member of the Committee shall have any liability or responsibility therefor. Except as otherwise provided by law, no Employer assumes any obligations under this Plan except those specifically stated in the Plan.

     8.12 Restrictions on Distribution. Notwithstanding any other provision of the Plan, a Participant's Elective Contributions Account shall not be distributable prior to his separation from service, Disability, death, or attainment of age 59-1/2, except (a) in cases of hardship as provided in Section 7.2, (b) upon termination of the Plan without establishment or maintenance of a successor plan within the meaning of applicable regulations, (c) prior to termination of the Plan, as authorized under section 401(k)(2)(B)(i)(II) of the Code (i) upon disposition by an Employer or Affiliate to an unrelated entity of substantially all of the assets used by such corporation in a trade or business if such Employer or Affiliate continues to maintain this Plan and the acquiring entity does not maintain the Plan after the disposition, in the case of a Participant who continues employment with the corporation acquiring such assets, or (ii) upon disposition by an Employer or Affiliate to an unrelated entity of such corporation's interest in a subsidiary if such corporation continues to maintain this Plan and the acquiring entity does not maintain the Plan after the disposition, with respect to a Participant who continues employment with such a subsidiary. No portion of a Participant's Accounts shall be distributed under the Plan without his prior written consent during any period that the Participant's Elective Contributions Account is not distributable by reason of this Section 8.12, and the Participant's Accounts shall continue to be adjusted as provided in Section 4.6 during any period that distribution is deferred by reason of this Section 8.12.

     8.13 Direct Rollover of Eligible Rollover Distributions. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          8.13.1 Definitions.

          (a) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and effective January 1, 1999, any hardship withdrawal under Section 7.2.

          (b) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or annuity.

          (c) Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (d) Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

          8.13.2 Limitations. No more than one direct rollover may be elected by a distributee for each eligible rollover distribution. A combination of a direct rollover and cash distribution shall be permitted only if at least $500 is transferred by direct rollover. The Committee may determine not to permit direct rollovers of distributions that it reasonably expects will in the aggregate be less than $200 in the year of distribution.

          8.13.3 Default Procedure. If a Participant (or his surviving spouse, if applicable) does not make a timely election whether or not to directly roll over his eligible rollover distribution within a reasonable period permitted by the Committee for making such election, such distribution shall be made directly to the Participant (or his surviving spouse, if applicable).

                                   ARTICLE IX

                             Beneficiary Designation

     9.1 Designation of Beneficiary. Subject to the further provisions of this
Article IX, each Participant may designate, at such time and in such manner as the Committee shall prescribe, a Beneficiary or Beneficiaries (who may be any one or more members of his family or any other persons, executor, administrator, any trust, foundation or other entity) to receive any benefits distributable hereunder to his Beneficiary after the death of the Participant as provided herein. Such designation of a Beneficiary or Beneficiaries shall not be effective for any purpose unless and until it has been filed by the Participant with the Committee, provided, however, that a designation mailed by the Participant to the Committee prior to death and received by it after his death shall take effect upon such receipt, but prospectively only and without prejudice to any payor or payee on account of any payments made before receipt by the Committee.

     9.2 Spouse as Presumptive Beneficiary. Notwithstanding Section 9.1, a Participant's sole Beneficiary shall be his surviving spouse, if the Participant has a surviving spouse, unless the Participant has designated another Beneficiary with the written consent of such spouse (in which consent such Beneficiary is specified by name or class, and the effect of such consent is acknowledged) witnessed by a notary public or authorized Plan representative. Any such consent shall be irrevocable. The Committee may, in its sole discretion, waive the requirement of spousal consent if they are satisfied that the spouse cannot be located, or if the Participant can show by court order that he has been abandoned by the spouse within the meaning of local law, or if otherwise permitted under applicable regulations.

     9.3 Change of Beneficiary. A Participant may, from time to time in such manner as the Committee shall prescribe, change his designated Beneficiary or Beneficiaries, but any such designation which has the effect of naming a person other than the surviving spouse as sole Beneficiary is subject to the spousal consent requirement of Section 9.2.

     9.4 Failure to Designate. If a Participant has failed effectively to designate a Beneficiary to receive the Participant's death benefits, or a Beneficiary previously designated has predeceased the Participant and no alternative designation has become effective, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary or Beneficiaries shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder.

     9.5 Proof of Death. The Committee may, as a condition precedent to making payment to any Beneficiary, require that a death certificate, burial certificate or other evidence of death acceptable to it be furnished.

     9.6 Discharge of Liability. If distribution in respect of a Participant's Accounts is made to a person reasonably believed by the Committee or its delegate (taking into account any document purporting to be a valid consent of the Participant's spouse, or any representation by the Participant that he is not married) to properly qualify as the Participant's

Beneficiary under the foregoing provisions of this Article IX, the Plan shall have no further liability with respect to such Accounts (or the portion thereof distributed).

                                    ARTICLE X

                                   Trust Fund

     10.1 Trust Agreement. By adopting the Plan, each Employer shall automatically become party to the Trust Agreement between the Company and the Trustee under which the Trustee shall receive the contributions made by the Employers under the Plan and shall hold, invest and distribute the Trust Fund in accordance with the terms and provisions of the Trust Agreement. Any and all rights or benefits which may accrue to any person under the Plan shall be subject to all the terms and provisions of the Trust Agreement. In the event that the Trustee shall be a bank or similar financial institution supervised by the United States or a State, the Committee, in its discretion, may authorize the Trustee to invest all or a part of the Plan's assets in deposits which bear a reasonable interest rate in such bank or financial institution.

     10.2 No Diversion of Trust Fund. The Trust Fund shall in no event (within the taxable year or thereafter) be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries (including the payment of the expenses of the administration of the Plan and of the Trust
Fund), except that at the Committee's request:

          (a) A contribution that is made by an Employer by a mistake of fact may be returned to such Employer within one year after the payment of the contribution;

          (b) A contribution that is conditioned upon its deductibility under section 404 of the Code pursuant to Section 3.9 may be returned to the contributing Employer, to the extent that the contribution is disallowed as a deduction, within one year after such disallowance; and

          (c) A contribution that is conditioned on initial qualification of the Plan under section 401(a) of the Code pursuant to Section 3.10 may, if the Plan does not so qualify, be returned (together with any earnings thereon) to the contributing Employer within one year after the date of denial of qualification of the Plan.

     10.3 Duration of Trust. The Trust shall continue for such time as may be necessary to accomplish the purposes for which it is created.

     10.4 Company as Agent. The Company is hereby authorized to act as agent for all other Employers in dealings with the Trustee under the Plan.

                                   ARTICLE XI

                                 Administration

     11.1 Administrative Committee. There is hereby created an Administrative Committee (the "Committee") which shall consist of not less than three (3) members to be appointed by and serve at the pleasure of the Board of Directors. The Board of Directors may, at any time, fill vacancies or require the resignation of one or more of the members of the Committee with or without cause. In the event that a vacancy or vacancies shall occur on the Committee, the remaining member or members shall act as the Committee until the Board of Directors fills such vacancy or vacancies. No person shall be ineligible to be a member of the Committee because he is, was or may become entitled to benefits under the Plan or because he is a director and/or officer of an Employer or Affiliate or a Trustee; provided, that no Participant shall participate in any determination by the Committee specifically relating to the disposition of his own Account.

     11.2 Limitation of Liability; Indemnity.

          11.2.1 Except as otherwise provided by law, no person who is a member of the Committee, or any employee, director or officer of any Employer or Affiliate, shall incur any liability whatsoever on account of any matter connected with or related to the Plan or the administration of the Plan, unless such person shall have acted in bad faith or been guilty of willful misconduct in respect of his duties, actions or omissions in respect of the Plan.

          11.2.2 Each Company shall indemnify and save harmless each member of the Committee, and each employee, director or officer of such Company or of any of its subsidiaries, from and against any and all loss, liability, claim, damage, cost and expense which may arise by reason of, or be based upon, any matter connected with or related to the Plan or the administration of the Plan (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or in settlement of any such claim whatsoever), unless such person shall have acted in bad faith or been guilty of willful misconduct in respect of his duties, actions or omissions in respect of the Plan.

     11.3 Compensation and Expenses. The members of the Committee shall serve without compensation for their services as such members. All expenses reasonably incurred by the Committee shall be treated as an expense of the Trust Fund unless paid by the Company and/or the other Employers. The members of the Committee shall serve without bond unless the Company or the provisions of any applicable laws shall require otherwise, in which event the Employers shall pay the premium thereon.

     11.4 Voting, Chairmen, Subcommittees.

          11.4.1 If there are less than three members of the Committee at any time, the Committee may do any act which the Plan authorizes or requires the Committee to do only upon the unanimous consent of the members of the Committee. If there are three or more members of the Committee at any time, a majority of the members of the Committee at the time in office may do any act which the Plan authorizes or requires the Committee to do. The action of such majority of the members expressed from time to time by a vote at a meeting, or in writing without a meeting, or by telephone communication without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members at the time in office. Where action is taken by members of the Committee by telephone communication, such action shall be confirmed in writing by such members as soon as practicable thereafter. The Secretary of the Committee shall maintain minutes reflecting

     Committee meetings and shall cause each action taken in writing without a meeting, and each written confirmation of action taken by telephone, to be included in the minutes of the Committee.

          11.4.2 The members of the Committee shall elect one of their number as Chairman and shall elect a Secretary who may, but need not be, a member of the Committee. They may appoint from their number such subcommittees as they shall determine.

     11.5 Payment of Benefits. The Committee shall advise the Trustee in writing with respect to all benefits which become payable under the terms of the Plan and shall direct the Trustee to pay such benefits to or on order of the Committee. In the event that the Trust Fund shall be invested in whole or in part in one or more insurance contracts, or distribution under this Plan is to be made through the purchase of an annuity contract from an insurance company, the Committee shall be authorized to give such instructions to any such insurance company as may be necessary or appropriate in order to provide for the payment of benefits in accordance with the Plan.

     11.6 Powers and Authority; Action Conclusive. Except as otherwise expressly provided in the Plan or in the Trust Agreement, or by the Board of Directors:

          11.6.1 The Committee shall be responsible for the administration of the Plan and for making appropriate provision for the investment and reinvestment of the Trust Fund.

          11.6.2 The Committee shall have all powers and discretion necessary or helpful for the carrying out of its responsibilities, and the decisions or action of the Committee in good faith in respect of any matter hereunder shall be conclusive and binding upon all parties concerned.

          11.6.3 The Committee may delegate to one or more of its members or any other person the right to act on its behalf in all matters connected with the administration of the Plan. In the absence of any other delegation, the Committee shall be deemed to have delegated to the Company's Human Resources Department responsibility for those aspects of the Plan's administration that are performed by the Human Resources Department.

          11.6.4 Without limiting the generality of the foregoing, the Committee shall have the power and complete discretion to:

               11.6.4.1 To determine all questions arising out of or in connection with the provisions of the Plan or its administration, including, without limitation, the power and discretion to resolve ambiguities, to determine relevant facts, to rectify errors, and to supply omissions;

               11.6.4.2 Make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions of the Plan, and fix the annual accounting period of the trust established under the Trust Agreement as required for tax purposes;

               11.6.4.3 Construe all terms, provisions, conditions and limitations of the Plan;

               11.6.4.4 Determine all questions relating to (i) the eligibility of persons to receive benefits hereunder, (ii) the years of Service and Compensation of a Participant, and (iii) all other matters upon which the benefits or other rights of a Participant or other person shall be based hereunder;

               11.6.4.5 Determine all questions relating to the administration of the Plan (i) when disputes arise between an Employer and a Participant or his Beneficiary, spouse or legal representatives, and
          (ii) whenever the Committee deems it advisable to determine such questions in order to promote the uniform administration of the Plan for the benefit of all parties concerned;

               11.6.4.6 To direct the Trustee as to the method by which and persons to whom Plan assets will be distributed;

               11.6.4.7 Establish procedures for determining whether a domestic relations order is a qualified domestic relations order ("QDRO") as defined in Section 8.10 and for complying with any such QDRO;

               11.6.4.8 To determine the method of making corrections necessary or advisable as a result of operating defects in order to preserve qualification of the Plan under section 401(a) of the Code pursuant to procedures of the Internal Revenue Service applicable in such cases (such as those set forth in Revenue Procedure 2001-17 and corresponding successor guidance); and

               11.6.4.9 To compromise or settle claims against the Plan and direct the Trustee to pay amounts required in any such settlements or compromise.

The foregoing list of powers is not intended to be either complete or exclusive, and the Committee shall, in addition, have such powers as it may determine to be necessary for the performance of its duties under the Plan and the Trust Agreement.

     11.7 Counsel and Agents. The Committee may employ such counsel (including legal counsel, who may be counsel for any Employer or Affiliate), accountants, investment advisors, physicians, agents and such clerical and other services as it may require in carrying out the provisions of the Plan, and shall charge the fees, charges and costs resulting from such employment as an expense of the Trust Fund unless paid by an Employer. Unless otherwise provided by law, any person so employed by the Committee may be legal or other counsel to an Employer, a member of the Committee or an officer or member of the Board of Directors of an Employer or any Affiliate.

     11.8 Reliance on Information. The members of the Committee and any Employer and its officers, directors and employees shall be entitled to rely upon all tables, valuations, certificates, opinions and reports furnished by any accountant, trustee, insurance company, counsel or other expert who shall be engaged by an Employer or the Committee, and the members of the Committee and any Employer and its officers, directors and employees, and if an Employer shall be a partnership, any partner thereof, shall be fully protected in respect of any action taken or suffered by them in good faith in reliance thereon, and all action so taken or suffered shall be conclusive upon all persons affected thereby.

     11.9 Fiduciaries. Subject to Section 11.10, the provisions of this Section
11.9 shall apply notwithstanding any contrary provisions of the Plan or of the Trust Agreement.

          11.9.1 The named fiduciaries under the Plan shall be the members of the Committee, who shall be named fiduciaries with respect to control or management of the assets of the Plan, and who shall have authority to control or manage the operation and administration of the Plan, except with respect to those matters which under the Plan or the Trust Agreement are the responsibility, or subject to the authority, of the Trustee.

          11.9.2 The named fiduciaries under the Plan shall have the right, which shall be exercised in accordance with the procedures set forth in
     Section 11.4.1 and/or in the Trust Agreement for action by the Committee, to allocate responsibilities, fiduciary or otherwise, among named fiduciaries, and the named fiduciaries (or any of them to whom such right shall be allocated) shall have the right to designate persons other than named fiduciaries to carry out responsibilities, fiduciary or otherwise, under the Plan.

          11.9.3 The funding policy and method for this Plan shall consist of the making of contributions, the investments and reinvestments in respect thereof, and the making of distributions, as provided in the foregoing provisions of the Plan.

          11.9.4 Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

          11.9.5 Any named fiduciary under the Plan, and any fiduciary designated by a named fiduciary pursuant to Section 11.9.2 to whom such power is granted by a named fiduciary under the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

          11.9.6 The members of the Committee, or any of them to whom such right shall be allocated, may appoint an investment manager or managers, as defined in ERISA, to manage (including the power to acquire, invest and dispose of) any assets of the Plan.

          11.9.7 Except to the extent otherwise provided by law, if any duty or responsibility of a named fiduciary has been allocated or delegated to any other person in accordance with any provision of this Plan or of the Trust Agreement, then such named fiduciary shall not be liable for an act or omission of such person in carrying out such duty or responsibility.

     11.10 Plan Administrator. The Committee shall be the administrator of the Plan, as defined in section 3(16)(A) of ERISA.

                                   ARTICLE XII

                     Right of Company to Amend and Terminate

     12.1 Amendment. Effective January 1, 1990, except as herein limited, the Company shall have the right to amend the Plan by resolution of the Board of Directors or the Committee (acting in its capacity as management and delegee of the Board of Directors, and not in the capacity of Plan fiduciaries) to any extent that it may deem advisable, and all Employers and Participants shall be bound thereby. Where deemed necessary or advisable in order to ensure compliance with applicable law (including administrative interpretations thereof), amendments may be put into effect in practice and in communications to Participants prior to the time that they are embodied in formal amendments to the Plan document. No amendment shall (a) have the effect of vesting in any Employer any interest in any property of the Trust Fund; (b) have any retroactive effect so as to deprive any Participant or Beneficiary of any amount theretofore credited to his Accounts, except as provided in Section 12.2 or as otherwise permitted by law; or (c) adversely affect the qualification of the Plan under section 401(a) of the Code.

     12.2 Amendments Required for Qualification. All provisions of this Plan, and all benefits and rights granted hereunder, are subject to any amendments, modifications or alterations which are necessary from time to time to qualify the Plan under section 401(a) of the Code, to continue the Plan as so qualified, or to comply with any other provision of law. Accordingly, notwithstanding
Section 12.1 or any other provision of this Plan, the Company may by written action of any member of the Committee who is an officer of the Company amend, modify or alter the Plan, with or without retroactive effect, in any respect or manner necessary to qualify the Plan under section 401(a) of the Code, to continue the Plan as so qualified, to assure that amounts held in Participants' Accounts are not taxable to them prior to actual receipt, or to comply with any other provision of applicable law.

     12.3 Right to Terminate. The Plan may be terminated at any time by resolution of the Board of Directors, provided that no such action shall permit any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries under the Plan and for the payment of the administrative costs of the Plan prior to the satisfaction of all liabilities under the Plan.

     12.4 Termination of Trust. If the Plan is terminated pursuant to Section
12.3 and the Board of Directors determines that the Trust Fund shall be terminated, all of the Participants' Accounts shall be nonforfeitable, and the current value of all Accounts shall be distributed in the manner described in
Article VIII; provided, however, that the value of such Accounts shall be adjusted to reflect the expenses of termination to the extent such expenses are not paid by the Company, and further provided that if another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code) is established or maintained (within the meaning of section 401(k)(10)(A)(i) of the Code) distribution shall not be made except as permitted under Section 8.12. Until all Accounts are fully distributed, any remaining Accounts held in the Trust Fund shall continue to be adjusted in accordance with Article IV, and to reflect the expenses of termination.

     12.5 Continuation of Trust. If the Plan is terminated by the Board of Directors but the Board of Directors determines that the Trust Fund shall be continued pursuant to its terms and the provisions of this Section 12.5, no further contributions shall be made, the Participants' Accounts shall be nonforfeitable, and the Trust Fund shall be administered as though the Plan were otherwise in full force and effect. If the Trust Fund is subsequently terminated, the provisions of Section 12.4 shall then apply.

     12.6 Discontinuance of Contributions. Any Employer may at any time, by resolution of its board of directors, completely discontinue its participation in and contributions under the Plan. Unless otherwise agreed to by the Board of Directors, an Employer shall discontinue its participation and all contributions and shall cease to be an Employer with respect to the Plan if it ceases for any reason to be a member of a controlled group of trades or businesses including the Company, within the meaning of section 414(b) or 414(c) of the Code. If an Employer completely discontinues its contributions under the Plan, either by resolution of its board of directors or for any other reason, and such discontinuance is deemed a partial termination of the Plan within the meaning of section 411(d)(3) of the Code, the amounts credited to the Accounts of all affected Participants (other than Participants who, in connection with the discontinuance of Employer contributions, transfer employment to an Employer which continues to contribute under the Plan) shall be nonforfeitable.

     12.7 Plan Merger. Subject to the provisions of this Section 12.7, the Plan may be amended to provide for the merger of the Plan with, or a transfer of all or part of its assets to, any other qualified plan within the meaning of section 401(a) of the Code, or applicable provisions of subsequent law (including such a merger or transfer in lieu of a distribution which might otherwise be required under the Plan). In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in this Plan shall be entitled to a benefit immediately after the merger, consolidation, or transfer (if such other plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then been terminated).

                                  ARTICLE XIII

                                  Miscellaneous

     13.1 Filing with Committee. For all purposes of this Plan, the date on which an Appropriate Form, Contribution Agreement, or any other document is returned to or filed with the Committee shall be the date on which such Appropriate Form, Contribution Agreement or other document is actually received by the Committee or its designated agent.

     13.2 Separability. If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan and the Plan shall be construed and enforced as if such provisions had not been included therein.

     13.3 Captions. The captions contained herein and the table of contents prefixed hereto are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall affect the Plan or the construction of any provision thereof.

     13.4 Limitation of Liability. Except as provided in Section 11.2 and except to the extent otherwise provided by law, no liability shall attach to or be incurred by any stockholder, officer or director of any Employer or any Affiliate, and if an Employer or Affiliate shall be a partnership, any partner thereof, under or by reason of the terms, conditions and provisions contained in this Plan or in the Trust Agreement, or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to his participation in the Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Participant and Beneficiary, and by any and all persons claiming under or through such persons, such waiver and release to be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of elections under this Plan.

     13.5 Construction. The Plan is intended to constitute a qualified plan under section 401(a) of the Code (which includes a qualified cash or deferred arrangement within the meaning of section 401(k) of the Code) and to comply with applicable provisions of ERISA. Accordingly, the Plan shall, at all times, be construed and administered in a manner consistent with the requirements of said sections 401(a) and 401(k) and of ERISA.

     13.6 Usage. Whenever applicable, the masculine gender, when used in the Plan, shall include the feminine or neuter gender, and the singular shall include the plural.

     13.7 Family Members of Highly Compensated Employees. The family aggregation rules previously effective under the Plan are repealed effective January 1, 1997.

     13.8 Governing Law. The validity of this Plan or of any of its provisions shall be determined under, and shall be construed and administered according to, the laws of the State of New York (without regard to its choice of law principles), except to the extent preempted by ERISA, or any other applicable laws of the United States of America. No action (whether at law, in equity or otherwise) shall be brought by or on behalf of any person for or with respect to benefits due under this Plan unless the person bringing such action has timely exhausted the Plan's claim review procedure. Any action (whether at law, in equity or otherwise) must be commenced within three (3) years from the earlier of (a) the date a final determination denying such benefit, in whole or in part, is issued under the Plan's claim review procedure and (b) the date such person's cause of action first accrued.

                                   ARTICLE XIV

        Limitation on Maximum Contributions and Benefits Under all Plans

     14.1 Definitions.

          14.1.1 Annual Addition. For purposes of this Article XIV, "Annual Addition" means the sum for any year of (a) employer contributions and forfeitures allocable to a Participant under all plans (or portions thereof) maintained by an Employer or an Affiliate subject to section 415(c) of the Code, (b) the Participant's employee contributions under all such plans (or portions thereof), and (c) amounts described in section 419A(d)(2) of the Code (relating to post-retirement medical benefits of key employees) or allocated to a pension plan individual medical account described in section 415(l) of the Code, to the extent includible for purposes of section 415(c)(2) of the Code. A Participant's employee contributions described in clause (b) shall be determined without regard to
     (i) any rollover contributions, (ii) any repayments of loans, or (iii) any prior distributions repaid upon the exercise of buy-back rights. Employer and employee contributions taken into account as Annual Additions shall include "excess contributions" as defined in section 401(k)(8)(B) of the Code, "excess aggregate contributions" as defined in section 401(m)(6)(B) of the Code, and "excess deferrals" as described in section 402(g) of the Code (to the extent such "excess deferrals" are not distributed to the Participant before the end of the taxable year of the Participant in which such deferrals were made), regardless of whether such amounts are distributed or forfeited.

          14.1.2 Earnings. "Earnings" for any year means Total Compensation actually paid or made available by all Employers and Affiliates, but, for Limitation Years (as defined in Section 14.5) beginning before January 1, 1998, determined after giving effect to any Contribution Agreement under this Plan (or any other cash or deferred arrangement described in section 401(k) of the Code) or any salary reduction arrangement under any cafeteria plan (within the meaning of section 125 of the Code).

     14.2 Limitation on Annual Additions. The aggregate Annual Additions to this Plan and all other plans maintained by all Employers and Affiliates for any year shall not exceed the lesser of (a) $30,000, as adjusted pursuant to section 415(d) of the Code, or (b) twenty-five percent (25%) of the Participant's Earnings for such year.

     14.3 Application. If the allocations to a Participant's Account otherwise required under this Plan for any Plan Year would cause the limitations of
Section 14.2 to be exceeded for that Plan Year, contributions otherwise required with respect to such Participant under Article III shall be reduced to the extent necessary to comply with the limitations of Section 14.2. If such reduction is not effected in time to prevent such allocations for any Limitation Year (as defined in Section 14.5) from exceeding the limitations of Section 14.2, effective August 15, 1991, any reduction in Elective Contributions shall be effected by distributing such excess Elective Contributions to the affected Participant. Any such distribution of excess Elective Contributions shall be limited to the extent such excess Elective Contributions were the result of a reasonable error in determining the amount of Elective Contributions permitted with respect to an individual under the limits of section 415 of the Code after taking into consideration other Annual Additions under the Plan. Matching Contributions related to distributed excess Elective Contributions and any other excess contributions shall be used to reduce contributions for such Participant in the next Limitation Year and each succeeding Limitation Year if necessary; provided, that if the Participant is not covered by the Plan at the end of the current Limitation Year, the portion exceeding the limitation set forth in
Section 14.2 shall be held unallocated in a suspense account for such Limitation Year and shall be allocated and reallocated to the Accounts of all Participants in the next Limitation Year before any other Annual Additions (as defined in Section 14.1.1) are allocated to the Accounts of such Participants. The suspense account will reduce future contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary. If a suspense account is in existence at any time during the Limitation Year pursuant to this Section 14.3, it will participate in the allocation of the Trust Fund's investment gains and losses. In the event of a termination of the Plan, unallocated amounts held in such suspense account shall be allocated to the extent possible under this
Article XIV for the Limitation Year of termination. Any amount remaining in such suspense account upon termination of the Plan shall then be returned to the Employer, notwithstanding any other provision of the Plan or Trust Agreement.

     14.4 Coverage by Defined Benefit Plan. For Limitation Years beginning before January 1, 2000, if a Participant has at any time been covered by a defined benefit plan maintained by an Employer or an Affiliate, his benefits under this plan shall be further limited as required by section 415(e) of the Code.

     14.5 Limitation Year. The Limitation Year under this Article XIV shall be the Plan Year.

     14.6 Ordering Rule for Reduction of Allocations. If the allocations to a Participant's Accounts for any Limitation Year exceed the limitations of this
Article XIV for that year, contributions (and forfeitures in lieu thereof) under
Article III shall be reduced to the extent necessary in order to comply with the limitation of this Article XIV with such reductions made first to Elective Contributions which do not relate to Matching Contributions, second to the Participant's remaining Elective Contributions and the Matching Contributions relating thereto, and third to Profit-Sharing Contributions.

                                   ARTICLE XV

                             "Top-Heavy" Provisions

     15.1 Determination of "Top-Heavy" Status.

          15.1.1 Applicable Plans. For purposes of this Article XV, "Applicable Plans" shall include (a) each plan of an Employer or an Affiliate in which a Key Employee (as defined in Section 15.1.2 below for this Plan, and as defined in section 416(i) of the Code for each other Applicable Plan) participates during the five (5)-year period ending on such plan's "determination date" (as described in Section 15.1.4 below) and (b) each other plan of an Employer or an Affiliate which, during such period, enables any plan in clause (a) of this sentence to meet the requirements of section 401(a)(4) or 410 of the Code. Any plan not required to be included under the preceding sentence may also be included, at the option of the Company, provided that the requirements of sections 401(a)(4) and 410 of the Code continue to be satisfied for the group of Applicable Plans after such inclusion. Applicable Plans shall include terminated plans, frozen plans and, to the extent that benefits are provided with respect to service with an Employer or an Affiliate, multiemployer plans (described in section 414(f) of the Code) and multiple employer plans (described in section 413(c) of the Code) to which an Employer or an Affiliate makes contributions.

          15.1.2 Key Employee. For purposes of this Article XV, "Key Employee" for any Plan Year shall mean an employee (including a former employee whether or not deceased) of an Employer or an Affiliate who, at any time during a given Plan Year or any of the four (4) preceding Plan Years, is one or more of the following.

          (a) An officer of an Employer or an Affiliate having Top-Heavy Compensation of more than fifty percent (50%) of the dollar amount in effect under section

     415(b)(1)(A) of the Code for any such Plan Year; provided, that the number of employees treated as officers shall be no more than fifty (50) or, if fewer, the greater of three (3) employees or ten percent (10%) of the employees (exclusive of employees described in section 414(q)(5) of the Code).

          (b) One of the ten (10) employees (i) having Top-Heavy Compensation of more than the dollar limit under Section 14.2, and (ii) owning or considered as owning within the meaning of section 416(i) of the Code) the largest percentage interests in value of an Employer or an Affiliate, provided that such percentage interest exceeds one-half percent (.5%) in value. If two employees have the same interest in the Employer or an Affiliate, the employee having the greater Total Compensation shall be treated as having a larger interest.

          (c) A person owning (or considered as owning, within the meaning of section 416(i) of the Code) more than five percent (5%) of the outstanding stock of an Employer or an Affiliate, or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or an Affiliate (or having more than five percent (5%) of the capital or profits interest in any Employer or an Affiliate that is not a corporation, determined under similar principles).

          (d) A one percent (1%) owner of an Employer or an Affiliate having Top-Heavy Compensation of more than one hundred fifty thousand dollars ($150,000). "One percent (1%) owner" means any person who would be described in paragraph (c) of Section 15.1.2 if "one percent (1%)" were substituted for "five percent (5%)" in each place where it appears in paragraph (c).

          For purposes of this Section 15.1.2, "Top-Heavy Compensation" means "compensation" as that term is defined in section 414(q)(4) of the Code.

          15.1.3 Top Heavy Condition. In any Plan Year for which the sum, for all Key Employees (as defined in Section 15.1.2 above for this Plan and as defined in section 416(i) of the Code for each other Applicable Plan), of the present value of the cumulative accrued benefits under all Applicable Plans which are defined benefit plans (determined based on the actuarial assumptions set forth in the "top-heavy" provisions of such plans) and the aggregate of their accounts under all Applicable Plans which are defined contribution plans, exceeds sixty percent (60%) of a similar sum determined for all participants in such plans (but excluding participants who are former Key Employees), the Plan shall be deemed "Top-Heavy."

          15.1.4 Determination Date. The determination as to whether this Plan is "Top-Heavy" for a given Plan Year shall be made on the last day of the preceding Plan Year (the "Determination Date"); and other plans shall be included in determining whether this Plan is "Top-Heavy" based on the determination date as defined in section 416(g)(4)(C) of the Code for each such plan which occurs in the same calendar year as such Determination Date for this Plan.

          15.1.5 Valuation. The value of account balances and the present value of accrued benefits for each Applicable Plan will be determined, subject to section 416 of the Code and the regulations thereunder, as of the most recent valuation date that falls within or ends with the 12-month period ending on the applicable determination date for such plan.

          15.1.6 Distribution within Five Years. Subject to Section 15.1.7 below, distributions from the Plan or any other Applicable Plan during the five (5)-year period ending on the applicable Determination Date shall be taken into account in determining whether the Plan is "Top-Heavy."

          15.1.7 No Services within Five Years. Benefits and distributions shall not be taken into account with respect to any individual who has not rendered any services to any

     Employer or Affiliate at any time during the five (5)-year period ending on the applicable Determination Date.

          15.1.8 Compliance with Code Section 416. The calculation of the "top-heavy" ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder.

          15.1.9 Deductible Employee Contributions. Deductible employee contributions will not be taken into account for purposes of computing the "top-heavy" ratio.

          15.1.10 Beneficiaries. The terms "Key Employee" and "Participant" include their Beneficiaries.

          15.1.11 Accrued Benefit Under Defined Benefit Plans. Effective January 1, 1987, solely for purposes of determining whether this Plan or any other Applicable Plan is "Top-Heavy" for a given Plan Year, the accrued benefit under any defined benefit plan of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer or an Affiliate, or (b) if there is no such method, as if such benefit accrued not more rapidly than at the slowest accrual rate permitted under the fractional accrual rule of section 411(b)(1)(C) of the Code.

     15.2 Provisions Applicable in "Top-Heavy" Years. For any Plan Year in which the Plan is deemed to be "Top-Heavy," the following provisions shall apply to any Participant who has not terminated employment before such Plan Year:

          15.2.1 Required Allocation. The amount of Employer contributions and forfeitures which shall be allocated to the Account of any Participant who
     (a) is employed by an Employer or an Affiliate on the last day of the Plan Year and (b) is not a Key Employee shall be

     (i) at least three percent (3%) of such Participant's Total Compensation for such Plan Year, or, (ii) if less, an amount equal to such Total Compensation multiplied by the highest allocation rate for any Key Employee. For purposes of the preceding sentence, the allocation rate for each individual Key Employee shall be determined by dividing the Employer contributions and forfeitures allocated to such Key Employee's account (including elective contributions) under all Applicable Plans considered together by his Total Compensation; provided, however, that clause (ii) above shall not apply if this Plan enables a defined benefit plan required to be aggregated with this Plan under Section 15.1.1 above to meet the requirements of section 401(a)(4) or 410 of the Code. The minimum allocation provisions of this Section 15.2.1 shall, to the extent necessary, be satisfied by special Employer contributions made by the Employer for that purpose. Notwithstanding the foregoing, the minimum allocations otherwise required by this Section 15.2.1 shall not be required to be made for any Participant (y) if such Participant is covered under a defined benefit plan maintained by an Employer or an Affiliate which provides the minimum benefit required under section 416(c)(1) of the Code, and/or (z) to the extent that the minimum allocation otherwise required by this Section 15.2.1 is made under another defined contribution plan maintained by an Employer or an Affiliate. In addition, any minimum allocation required to be made for a Participant who is not a Key Employee shall be deemed satisfied to the extent of the benefits provided by any other qualified plan maintained by an Employer or an Affiliate. For Plan Years beginning on or after January 1, 1989, Elective Contributions by a non-Key Employee shall be disregarded in determining the amount of contributions required to be allocated for his benefit under this Section
     15.2.1. For Plan Years beginning on or after January 1, 1989, Matching Contributions for a non-Key Employee that are taken into account to meet the minimum allocation requirements of this
     Section 15.2.1 shall be disregarded in applying the provisions of Sections
     3.4 and 3.5 of the Plan.

          15.2.2 Multiplier. Except as otherwise provided by law, "1.00" shall be substituted for the multiplier "1.25" required by section
     415(e)(2)(B)(i) and (3)(B)(i) of the Code, as applied pursuant to Section 14.4, unless the following conditions are met:

          (a) the percentage described in Section 15.1.3 above does not exceed ninety percent (90%), and

          (b) "four percent (4%)" is substituted for "three percent (3%)" in
     Section 15.2.1 above.

Notwithstanding any other provision of this Plan, if the sum of the combined limitation fractions described in section 415(e)(2) and (3) of the Code, as applied pursuant to Section 14.4, calculated by substituting "1.00" for "1.25" in applying section 415(e)(2)(B)(i) and (3)(B)(i) of the Code, for any Participant exceeds one hundred percent (100%) for the last Plan Year before the Plan becomes "Top-Heavy," such fractions shall be adjusted, in accordance with applicable regulations, so that their sum does not exceed 100% for such Plan Year.

          15.2.3 Vesting. Any Participant shall be vested in his Profit-Sharing and Matching Contributions Account on a basis at least as favorable as is provided under the following schedule:

         Years of Service                        Vested Percentage
         ----------------                        -----------------

         Less Than 2 Years                                  0%
         2 Years But Less Than 3                           20%
         3 Years But Less Than 4                           40%
         4 Years But Less Than 5                           60%
         5 Years But Less Than 6                           80%
         6 Years or More                                  100%

In any Plan Year in which the Plan is not deemed to be "top- heavy," the vested percentage shall be no less than that which was determined as of the last day of the last Plan Year in which the Plan was deemed to be "top-heavy." The minimum vesting schedule set out above shall apply to all benefits within the meaning of Code section 411(a)(7) except those attributable to employee contributions, including benefits accrued before the effective date of this Article XV and benefits accrued before the Plan became "top-heavy." Any vesting schedule change caused by alterations in the Plan's "top-heavy" status shall be deemed to result from a Plan amendment giving rise to the right of election required by Code section 411(a)(10)(B).

          15.2.4 Bargaining Unit Employees. The provisions of Sections 15.2.1 and 15.2.3 above shall not apply to any employee included in a unit of employees covered by a collective bargaining agreement if, within the meaning of section 416(i)(4) of the Code, retirement benefits were the subject of good faith bargaining.

                                   ARTICLE XVI

                                Leased Employees

     16.1 Definitions. For purposes of this Article XVI, the term "Leased Employee" means any person (a) who performs or performed services for an Employer or Affiliate (hereinafter referred to as the "Recipient") pursuant to an agreement between the Recipient and any other person (hereinafter referred to as the "Leasing Organization"), (b) who has performed such services for the Recipient or for the Recipient and related persons (within the meaning of section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year, and (c) effective January 1, 1997, whose services are performed under primary direction or control by the Recipient.

     16.2 Treatment of Leased Employees. For purposes of this Plan, a Leased Employee shall be treated as an employee of an Affiliate whose service for the Recipient (including service during the one-year period referred to in Section 16.1) is to be taken into account in determining compliance with the service requirements of the Plan relating to participation and vesting. However, subject to Section 1.18.1, such a Leased Employee shall not be entitled to share in contributions under the Plan with respect to any service or compensation attributable to the period during which he is a Leased Employee, and shall not be eligible to become a Participant eligible to accrue benefits under the Plan unless and except to the extent that he shall at some time, either before or after his service as a Leased Employee, qualify as an Eligible Employee without regard to the provisions of this Article XVI, in which event, status as a Leased Employee shall be determined without regard to clause (b) of Section 16.1.

     16.3 Exception for Employees Covered by Plans of Leasing Organization.
Section 16.2 shall not apply to any Leased Employee if such employee is covered by a money purchase pension plan of the Leasing Organization meeting the requirements of section 414(n)(5)(B) of the Code and Leased Employees do not constitute more than twenty percent (20%) of the aggregate "non-highly compensated work force" (as defined in section 414(n)(5)(C)(ii) of the Code) of all Employers and Affiliates.

     16.4 Construction. The purpose of this Article XVI is to comply with the provisions of section 414(n) of the Code. All provisions of this Article shall be construed consistently therewith, and no individual shall be treated as a Leased Employee except as required by such provision.

                                  ARTICLE XVII

                                Participant Loans

     17.1 Loans to Parties in Interest. This Article XVII is effective March 4, 1998. Upon the application of a Participant who is a "party in interest" with respect to the Plan (within the meaning of section 3(14) of ERISA), the Committee or its delegate (in either case, the "Loan Administrator") shall instruct the Trustee to make a loan to such Participant from the Participant's Accounts, provided that such loan meets the requirements of Section 17.2. No more than one loan may be outstanding at the same time. The loan request shall be made on the Appropriate Form and submitted to the Loan Administrator, together with such application fee as the Administrator may authorize (if any). The Loan Administrator shall notify the Participant in writing within a reasonable time of the approval or denial of such loan request, and such notification by the Loan Administrator shall be final. The status and rights under the Plan of a Participant who obtains a loan under this Article XVII shall not be affected, except to the extent that the Participant has assigned an interest in the Participant's Accounts pursuant to the applicable provisions of
Section 17.2. All loans shall be granted according to rules adopted by the Loan Administrator and applicable to all Participants who are parties in interest on a uniform basis that does not discriminate in favor of highly compensated employees (within the meaning of section 414(q) of the Code). The Committee may at any time suspend authorization for future loans to Participants, but no such suspension shall affect any loan then outstanding under this Article XVII.

     17.2 Loan Requirements. A loan shall not be made pursuant to Section 17.1 unless such loan meets all of the following requirements:

          17.2.1 Amount. Such loan must be in an amount no less than one thousand dollars ($1,000) and shall not exceed the lowest of:

          (a) fifty thousand dollars ($50,000) reduced by the highest outstanding principal balance during the preceding twelve (12) months of all loans to the Participant from this and any other qualified employer plan (as described in section 72(p)(4) of the Code) which is maintained by an Employer or Affiliate ("controlled group loans"); or

          (b) one-half of the vested balance of the Participant's Accounts, reduced by the current outstanding principal balance of all "controlled group loans" (as described in paragraph (a) above); or

          (c) such other amount as may be determined by the Loan Administrator in order to comply with any restrictions under an Investment Fund that limit the liquidation of investments to fund Participant loans or otherwise.

     If there is a "controlled group loan" (other than a loan made under this Plan) currently outstanding, one-half of the value of the Participant's vested interest under the plan from which such loan was made shall be included in the amount determined under paragraph (b), above, but the limitation under paragraph
(b) shall in no event be less than the limit determined by disregarding both loans from other plans and the value of the Participant's vested interest therein.

          17.2.2 Adequate Security. All loans must be adequately secured. For this purpose, no more than one-half of the total value of the Participant's vested Accounts under the Plan may be assigned as collateral security. If the Loan Administrator subsequently determines that the loan is no longer adequately secured, additional security may be required.

          17.2.3 Interest. All loans must bear interest, payable with each scheduled loan payment (and in no event less frequently than quarterly), at the prime rate of such bank as the Loan Administrator shall specify plus two percent (2%). The Loan Administrator shall at regular intervals (but no less frequently than quarterly) determine the applicable rate on the basis of a review of pertinent information.

          17.2.4 Repayment Term. Such loan must provide for substantially level amortization (within the meaning of section 72(p)(2)(C) of the Code) with payments made at least quarterly for a fixed term of one (1), two (2), three (3) or four (4) years. A Participant shall have the right on any scheduled payment date to prepay the full outstanding balance of such loan and accrued interest without penalty. Partial prepayment shall not be permitted. Unless the Loan Administrator determines that it is impractical to do so, such loan shall be repaid by substantially level payroll deductions from pay in each pay period in which the loan is outstanding. Notwithstanding the foregoing, loan repayments will be suspended under the Plan as permitted under section 414(u)(4) of the Code (relating to Participants in military service).

          17.2.5 Binding Agreement. Such loan must be evidenced by legally binding agreement, either written or the legal equivalent thereof, containing such terms and provisions as the Loan Administrator shall in its sole discretion determine and, if the Loan Administrator shall so determine, also in a form agreed to and executed by the Participant's spouse.

     17.3 Funding of Participant Loans.

          17.3.1 Source of Funds. A Participant's loan shall be funded solely by reduction of the Participant's Account balances as of the effective date of the loan in the following order of priority: first, from the Profit-Sharing and Matching Contributions Account to the extent vested at the date of the loan, next from the Participant's Closed Savings Account (including any Rollover Account) and last, from the Participant's Elective Contributions Account. The loan obligation created pursuant to Section 17.2.5 by a Participant who receives a loan shall be held by the Trustee as an asset of the Trust Fund and allocated solely to the Account or Accounts of the Participant from which the loan was made. For all purposes hereunder, the value of such loan obligation shall be considered to be the outstanding unpaid principal amount thereof plus accrued interest.

          17.3.2 Allocation Among Investment Funds; Valuation. A Participant shall specify the Investment Fund or Funds from which his loan will be funded; provided, however, that the Plan Administrator may decide which Investment Funds are to be used if the Participant's instructions cannot be given effect because the specified Investment Funds in the relevant Account(s) are insufficient in amount. The value of that portion of a Participant's Accounts to be borrowed shall be determined as of the date the loan is processed, and the loan proceeds will be distributed in a single payment as soon as practicable thereafter.

     17.4 Loan Payments. Payments of principal and interest on a Participant's loan shall be allocated among Investment Funds in accordance with rules adopted by the Loan Administrator.

     17.5 Loan Expenses. The Loan Administrator may determine to charge any fees, taxes or other expenses incurred in connection with a loan to the Accounts of the Participant obtaining such loan or to the Participant directly. Such charges shall be imposed on a uniform and nondiscriminatory basis.

     17.6 Disposition of Loan Upon Certain Events. In the event that distribution of a Participant's Account is required to be made under the terms of the Plan before the Participant repays an outstanding loan, the Trustee shall offset the outstanding balance of any loan from such Account against the value of the Participant's Account before making a distribution.

     17.7 Compliance with Applicable Law. The Loan Administrator shall take such actions as are deemed appropriate in order to assure full compliance with all applicable laws and regulations relating to Participant loans and the granting and repayment thereof.

     17.8 Default. The outstanding principal amount and accrued interest of a loan made pursuant to Section 17.1 shall become immediately due and payable if the Participant fails to make a scheduled loan payment by the required date, or on the date on which distribution of the Participant's Accounts is made or otherwise commences following the Participant's Termination of Employment. In such event, the Loan Administrator may execute upon the Plan's security interest in the Participant's Accounts to satisfy the debt; provided, however, that execution shall not occur until such time as the Participant's Account could be distributed to the Participant consistent with the requirements for qualification of the Plan under section 401(a) of the Code. The Loan Administrator may take any other action deemed appropriate to obtain payment of the outstanding amount of principal and accrued interest, which may include accepting payments of principal and interest that were not made on schedule and permitting the loan to remain outstanding under its original payment schedule. Any costs incurred by the Loan Administrator in collecting, or attempting to collect, amounts in default shall be charged against the Participant's Accounts. If the Loan Administrator is unable to obtain payment of the outstanding principal and accrued interest (or, in the Loan Administrator's discretion, payment of only the overdue amount of such principal), the Loan Administrator shall take such further action as is deemed appropriate to prevent loss to the Plan as a result of the default. Any discretion by the Loan Administrator in this regard shall be exercised in a uniform manner that does not discriminate in favor of highly compensated employees (within the meaning of section 414(q) of the Code).

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers, the day of February, 2002.


                                         FINLAY ENTERPRISES, INC.


                                         By:
                                            ---------------------------------
                                               Arthur E. Reiner,
                                               Chief Executive Officer

ATTEST:


-------------------------------
Bonni G. Davis,
Secretary

                                  SUPPLEMENT A

                             ROLLOVER CONTRIBUTIONS

     A.1. Eligibility. The following individuals are eligible to make "Rollover Contributions" to the Plan in accordance with Section A.2 below:

          (i) An individual who becomes an Eligible Employee in connection with the acquisition by an Employer of part or all of the business or assets of a predecessor described in Section 6.4 and who receives credit for his prior service in accordance with Section 6.4.

          (ii) An Eligible Employee who received a lump-sum distribution from the Seligman & Latz Pension Plan as a result of the termination of that pension plan.

     A.2. Rollover Contributions. An Eligible Employee described in Section A.1. above may roll over into the Plan all or any part of the "lump-sum distribution" within the meaning of section 402(e) of the Code (other than amounts attributable to after-tax contributions) that he receives from (i) a tax-qualified pension, profit-sharing or stock bonus plan sponsored by the predecessor employer described in Section 6.4, or (ii) the Seligman & Latz Pension Plan, within sixty (60) days from the day he received the lump-sum distribution. An Eligible Employee who makes such a Rollover Contribution shall be deemed a Participant under this Plan solely with respect to his Rollover Contributions Account until he otherwise qualifies as a Participant in accordance with the other provisions in this Plan.

     A.3. Rollover Contributions Account. A "Rollover Contributions Account" shall be maintained for each Participant in which shall be entered the amount of Rollover Contribution made pursuant to this Supplement A and which shall be treated as an Account for all purposes under the Plan.

     A.4. Vesting. A Participant's interest in his Rollover Contributions Account shall be fully vested and nonforfeitable at all times.

     A.5. Designation of Investment Funds. A Participant may direct the initial investment of his Rollover Contributions Account in accordance with Section
4.3.2. Any later change in the designation of Investment Funds by the Participant in accordance with Section 4.3.1 will apply to all of his Accounts, including his Rollover Contributions Account.

     A.6. Withdrawals from Rollover Contributions Accounts. Withdrawals from a Participant's Rollover Contributions Account shall be permitted in accordance with Section 7.2, as if the Rollover Contributions Account were a part of the Participant's Closed Savings Account, after all permitted withdrawals from the Closed Savings Account. No withdrawals from the Participant's Elective Contributions Account may be made under Section 7.2 until all withdrawals permitted under this Section A.6 have been made.

     A.7. Distribution on Termination of Employment. When a Participant's employment terminates for any reason (including his death), his Rollover Contributions Account shall be distributed in accordance with Articles VII and VIII.

     A.8. Beneficiary Designation. Any Beneficiary designation in accordance with Article IX shall apply to all of the Participant's Accounts, unless specified otherwise.

                                  SUPPLEMENT B

                        1998 PROFIT-SHARING CONTRIBUTIONS


         Special Contribution for the Plan Year Ending December 31, 1998

     For the Plan Year ending December 31, 1998, Finlay Fine Jewelry Corporation shall contribute to the Plan, as an additional Profit-Sharing Contribution, the amount set forth below for each of the specified participant categories:

CLASS A                         CLASS B                      CLASS C                       CLASS D
(Chairman; Former CEO; VP       (VP and Treasurer; and       (CEO; and Group Manager       (Executive VP; VP of
and Merchant; Sr. VP and        Regional VP - Mid            of "A" Stores in GA)          Human Resources; and VP,
CFO; Regional VP -              Atlantic)                                                  Secretary and General
Southeast; and Sr. VP and                                                                  Counsel)
Director of Stores)

$2,500                          $2,100                       $1,100                        $500

     This contribution is contingent on a determination by the Internal Revenue Service that the aggregate Profit-Sharing Contributions for the Plan Year ending December 31, 1998 are nondiscriminatory in amount, based on general rule testing utilizing imputed disparity and cross-testing by reference to benefits, and shall be void and of no effect if such favorable determination is not received.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I
Definitions....................................................................3
1.1      Accounts..............................................................3
1.2      Affiliate.............................................................3
1.3      Appropriate Form......................................................4
1.4      Beneficiary...........................................................4
1.5      Board of Directors....................................................4
1.6      Break in Service......................................................4
1.7      Closed Savings Account................................................5
1.8      Code..................................................................5
1.9      Committee.............................................................5
1.10     Company...............................................................5
1.11     Compensation..........................................................5
1.12     Contribution Agreement................................................6
1.13     Date of Hire..........................................................6
1.14     Disability............................................................6
1.15     Early Retirement Date.................................................7
1.16     Elective Contributions................................................7
1.17     Elective Contributions Account........................................7
1.18     Eligible Employee/Eligible Participant................................7
1.19     Employer..............................................................9
1.20     Entry Date............................................................9
1.21     ERISA.................................................................9
1.22     Highly Compensated Employee...........................................9
1.23     Hour of Service.......................................................9
1.24     Investment Fund......................................................10
1.25     Leased Employee......................................................10
1.26     Matching Contributions...............................................10
1.27     Normal Retirement Date...............................................10
1.28     Participant..........................................................10
1.29     Plan.................................................................10
1.30     Plan Year............................................................10
1.31     Profit-Sharing Contributions.........................................10
1.32     Profit-Sharing and Matching Contributions Account....................10
1.33     Qualified Nonelective Contributions..................................10
1.34     Reemployment Date....................................................11
1.35     Service..............................................................11
1.36     Severance Date.......................................................11
1.37     Severance Period.....................................................11

1.38     Termination of Employment............................................11
1.39     Total Compensation...................................................12
1.40     Trust Agreement......................................................13
1.41     Trust Fund...........................................................13
1.42     Trustee..............................................................13
1.43     Valuation Date.......................................................13
ARTICLE II
Participation.................................................................14
2.1      In General...........................................................14
2.2      Transfer to Eligible Employment......................................15
2.3      Reemployment.........................................................16
2.4      Contribution Agreement Required for Elective Contributions...........16
2.5      Suspension on Transfer to Ineligible Employment......................17
2.6      Transfers Between Employers..........................................17
2.7      No Employment Rights.................................................17
ARTICLE III
Contributions.................................................................19
3.1      Profit-Sharing Contributions.........................................19
3.2      Elective Contributions...............................................20
3.3      Matching Contributions...............................................24
3.4      Section 401(k) Limit on Elective Contributions.......................25
3.5      Section 401(m) Limit on Matching Contributions.......................30
3.6      Special Rules........................................................32
3.7      Application..........................................................36
3.8      Form of Payment......................................................37
3.9      Contributions May Not Exceed Amount Deductible.......................37
3.10     Contributions Conditioned on Deductibility and Plan Qualification....37
3.11     Expenses.............................................................37
3.12     Profits Not Required.................................................37
3.13     Contributions for Military Service...................................37
ARTICLE IV
Accounts and Designation of Investment Funds..................................39
4.1      Plan Accounts........................................................39
4.2      Investment Funds.....................................................40
4.3      Designation of Investment Funds......................................40
4.4      Frequency of Changes of Designation..................................41
4.5      Valuation of Investment Funds........................................42
4.6      Allocation of Investment Adjustments.................................43
4.7      Account Adjustments..................................................44
4.8      Correction of Error..................................................44
4.9      Allocation Shall Not Vest Title......................................45
4.10     Statement of Accounts................................................45

4.11     Merger of Field Plan.................................................45
ARTICLE V
Vesting.......................................................................47
5.1      Profit-Sharing and Matching Contributions Account....................47
5.2      Elective Contributions Account and Closed Savings Account............47
5.3      Earlier Vesting in Profit-Sharing and Matching Contributions
         Account..............................................................47
5.4      Forfeitures..........................................................48
5.5      Former Tru-Run Employees.............................................49
5.6      Former Adrien Arpel Employees........................................49
ARTICLE VI
Service.......................................................................50
6.1      Service..............................................................50
6.2      Break in Service.....................................................50
6.3      Rule of Parity.......................................................50
6.4      Service with Predecessors............................................51
6.5      Nonduplication.......................................................51
ARTICLE VII
Distributions and Withdrawals.................................................52
7.1      Distribution on Termination of Employment............................52
7.2      Hardship Withdrawals.................................................52
7.3      Withdrawals After Age 59-1/2.........................................55
ARTICLE VIII
Payment of Benefits...........................................................56
8.1      In General...........................................................56
8.2      Non-Alienation of Benefits...........................................57
8.3      Doubt as to Right to Payment.........................................57
8.4      Incapacity...........................................................58
8.5      Time of Payment......................................................58
8.6      Payments to Minors...................................................61
8.7      Identity of Proper Payee.............................................62
8.8      Inability to Locate Payee............................................62
8.9      Estoppel of Participants and Their Beneficiaries.....................62
8.10     Qualified Domestic Relations Orders..................................63
8.11     Benefits Payable Only from Trust Fund................................65
8.12     Restrictions on Distribution.........................................65
8.13     Direct Rollover of Eligible Rollover Distributions...................66
ARTICLE IX
Beneficiary Designation.......................................................68
9.1      Designation of Beneficiary...........................................68
9.2      Spouse as Presumptive Beneficiary....................................68
9.3      Change of Beneficiary................................................69
9.4      Failure to Designate.................................................69

9.5      Proof of Death.......................................................69
9.6      Discharge of Liability...............................................69
ARTICLE X
Trust Fund....................................................................71
10.1     Trust Agreement......................................................71
10.2     No Diversion of Trust Fund...........................................71
10.3     Duration of Trust....................................................72
10.4     Company as Agent.....................................................72
ARTICLE XI
Administration................................................................73
11.1     Administrative Committee.............................................73
11.2     Limitation of Liability; Indemnity...................................73
11.3     Compensation and Expenses............................................74
11.4     Voting, Chairmen, Subcommittees......................................74
11.5     Payment of Benefits..................................................75
11.6     Powers and Authority; Action Conclusive..............................75
11.7     Counsel and Agents...................................................78
11.8     Reliance on Information..............................................78
11.9     Fiduciaries..........................................................78
11.10    Plan Administrator...................................................80
ARTICLE XII
Right of Company to Amend and Terminate.......................................81
12.1     Amendment............................................................81
12.2     Amendments Required for Qualification................................81
12.3     Right to Terminate...................................................82
12.4     Termination of Trust.................................................82
12.5     Continuation of Trust................................................82
12.6     Discontinuance of Contributions......................................83
12.7     Plan Merger..........................................................83
ARTICLE XIII
Miscellaneous.................................................................84
13.1     Filing with Committee................................................84
13.2     Separability.........................................................84
13.3     Captions.............................................................84
13.4     Limitation of Liability..............................................84
13.5     Construction.........................................................85
13.6     Usage................................................................85
13.7     Family Members of Highly Compensated Employees.......................85
13.8     Governing Law........................................................85
ARTICLE XIV
Limitation on Maximum Contributions and Benefits Under all Plans..............86
14.1     Definitions..........................................................86

14.2     Limitation on Annual Additions.......................................87
14.3     Application..........................................................87
14.4     Coverage by Defined Benefit Plan.....................................88
14.5     Limitation Year......................................................88
14.6     Ordering Rule for Reduction of Allocations...........................88
ARTICLE XV
"Top-Heavy" Provisions........................................................89
15.1     Determination of "Top-Heavy" Status..................................89
15.2     Provisions Applicable in "Top-Heavy" Years...........................92
ARTICLE XVI
Leased Employees..............................................................96
16.1     Definitions..........................................................96
16.2     Treatment of Leased Employees........................................96
16.3     Exception for Employees Covered by Plans of Leasing Organization.....96
16.4     Construction.........................................................97
ARTICLE XVII
Participant Loans.............................................................98
17.1     Loans to Parties in Interest.........................................98
17.2     Loan Requirements....................................................98
17.3     Funding of Participant Loans........................................100
17.4     Loan Payments.......................................................101
17.5     Loan Expenses.......................................................101
17.6     Disposition of Loan Upon Certain Events.............................101
17.7     Compliance with Applicable Law......................................102
17.8     Default.............................................................102
SUPPLEMENT A
ROLLOVER CONTRIBUTIONS.......................................................104
SUPPLEMENT B
1998 PROFIT-SHARING CONTRIBUTIONS............................................106


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